Exhibit 1.1

Execution Version

14,800,000

AZURE POWER GLOBAL LIMITED

Equity Shares

UNDERWRITING AGREEMENT

October 4, 2018

CREDIT SUISSE SECURITIES (USA) LLC

BARCLAYS CAPITAL INC.

As Representatives of the several

Underwriters named in Schedule IA attached hereto,

c/o Credit Suisse Securities (USA) LLC

Eleven Madison Avenue

New York, NY 10010

c/o Barclays Capital Inc.

745 Seventh Avenue

New York, New York 10019

Ladies and Gentlemen:

Azure Power Global Limited, a public company limited by shares incorporated under the laws of Mauritius (the “Company”), proposes to sell an aggregate of 14,800,000 equity shares (the “Firm Stock”) of the Company’s Equity Shares, par value $0.000625 per equity share (the “Equity Shares”). In addition, the Company proposes to grant to the underwriters (the “Underwriters”) named in Schedule IA attached to this agreement (this “Agreement”) an option to purchase up to 1,200,000 additional Equity Shares on the terms set forth in Section 3 (the “Option Stock”). The Firm Stock and the Option Stock, if purchased, are hereinafter collectively called the “Stock”. This Agreement is to confirm the agreement concerning the purchase of the Stock from the Company by the Underwriters.

1. Representations, Warranties and Agreements of the Company. The Company represents, warrants and agrees that:

(a) Registration statements on Form F-3 (File Nos. 333-227164 and 222171), including a prospectus, relating to various securities (the “Shelf Securities”), including the Stock to be issued from time to time by the Company, has (i) been prepared by the Company in conformity with the requirements of the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations of the Securities and Exchange

Commission (the “Commission”) thereunder; (ii) been filed with the Commission under the Securities Act; and (iii) become effective under the Securities Act. Copies of such registration statements and any amendment thereto have been delivered by the Company to you as the representatives (the “Representatives”) of the Underwriters. Except where the context otherwise requires, “Registration Statement,” as used herein, means the registration statements described above, as amended to the date of this Agreement, including (i) all documents filed as a part thereof and (ii) any information contained in a prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act, to the extent such information is deemed, pursuant to Rule 430B under the Securities Act, to be part of the registration statement at the time of such registration statement’s effectiveness for purposes of Section 11 of the Securities Act (the “Effective Date”). The related prospectus covering the Shelf Securities dated September 10, 2018 is hereinafter referred to as the “Base Prospectus.” “Prospectus,” as used herein, means the Base Prospectus, as supplemented by the prospectus supplement specifically relating to the Stock in the form first used to confirm sales of the Stock (or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act). As used in this Agreement:

(i) “Applicable Time” means 10:30 p.m. (New York City time) October 4, 2018;

(ii) “Delivery Date” has the meaning ascribed to such term in Section 5;

(iii) “Issuer Free Writing Prospectus” means each “issuer free writing prospectus” (as defined in Rule 433 under the Securities Act);

(iv) “Preliminary Prospectus” means any preliminary form of the Prospectus relating to the Stock filed with the Commission pursuant to Rule 424(b) under the Securities Act;

(v) “Pricing Disclosure Package” means, as of the Applicable Time, the Preliminary Prospectus, together with the information included in Schedule III hereto and each Issuer Free Writing Prospectus set forth in Schedule IV hereto, other than a road show that is an Issuer Free Writing Prospectus but is not required to be filed under Rule 433 under the Securities Act;

(vi) “Testing-the-Waters Communication” means any oral or written communication with potential investors undertaken in reliance on Section 5(d) of the Securities Act.

(vii) “Written Testing-the-Waters Communication” means any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Securities Act.

Any reference to any Registration Statement, Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents incorporated by reference therein pursuant to Form F-3 under the Securities Act as of the Effective Date of such Registration Statement and as of the date of such Preliminary Prospectus or the Prospectus, as the case may be. Any reference to any amendment or supplement to any Registration Statement, Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any document filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that is incorporated by reference therein. Any reference herein to the term “Registration Statement” shall be deemed to include any abbreviated registration statement to register additional shares of Equity Shares under Rule 462(b) under the Securities Act (the “Rule 462(b) Registration Statement”). The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus or suspending the effectiveness of the Registration Statement, and no proceeding or examination for such purpose has been instituted or, to the Company’s knowledge, threatened by the Commission. The Commission has not notified the Company of any objection to the use of the form of the Registration Statement or any post-effective amendment thereto.

(b) From the time of initial filing of the Registration Statement with the Commission (or, if earlier, the first date on which the Company engaged directly or through any person authorized to act on its behalf in any Testing-the-Waters Communication) through the date hereof, the Company has been and is an “emerging growth company,” as defined in Section 2(a) of the Securities Act (an “Emerging Growth Company”).

(c) The Company (i) has not engaged in any Testing-the-Waters Communication other than Testing-the-Waters Communications with the consent of the Representatives with entities that are reasonably believed to be qualified institutional buyers within the meaning of Rule 144A under the Securities Act or institutions that are accredited investors within the meaning of Rule 501 under the Securities Act and (ii) has not authorized anyone other than the Representatives to engage in Testing-the-Waters Communications. The Company reconfirms that the Representatives have been authorized to act on its behalf in undertaking Testing-the-Waters Communications. The Company has not distributed or approved for distribution any Written Testing-the-Waters Communications other than those listed on Schedule V hereto.

(d) The Company was not at the time of initial filing of the Registration Statement and at the earliest time thereafter that the Company made a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities Act) of the Stock, is not on the date hereof and will not be on the applicable Delivery Date, an “ineligible issuer” (as defined in Rule 405 under the Securities Act).

(e) The Registration Statement conformed and will conform in all material respects on the Effective Date and on the applicable Delivery Date, and any amendment to the Registration Statement filed after the date hereof will conform in all material respects when filed, to the requirements of the Securities Act and the rules and regulations thereunder. The Preliminary Prospectus conformed, and the Prospectus will conform, in all material respects when filed with the Commission pursuant to Rule 424(b) under the Securities Act and on the applicable Delivery Date to the requirements of the Securities Act and the rules and regulations thereunder. The documents incorporated by reference in any Preliminary Prospectus or the Prospectus conformed; and any further documents so incorporated will conform, when filed with the Commission, when filed with the Commission, in all material respects to the requirements of the Exchange Act or the Securities Act, as applicable, and the rules and regulations of the Commission thereunder.

(f) The Registration Statement did not, as of the Effective Date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Registration Statement in reliance upon and in conformity with written information furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in

Section 9(f).

(g) The Prospectus will not, as of its date or as of the applicable Delivery Date, contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Prospectus in reliance upon and in conformity with written information furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 9(f).

(h) The documents incorporated by reference in any Preliminary Prospectus or the Prospectus did not; and any further documents filed and incorporated by reference therein will not, when filed with the Commission, contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(i) The Pricing Disclosure Package did not, as of the Applicable Time, contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Pricing Disclosure Package in reliance upon and in conformity with written information furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 9(f).

(j) Each Issuer Free Writing Prospectus listed in Schedule IV hereto, when taken together with the Pricing Disclosure Package, did not, as of the Applicable Time, contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from such Issuer Free Writing Prospectus listed in Schedule IV hereto in reliance upon and in conformity with written information furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 9(f).

(k) Each Written Testing-the-Waters Communication prepared and approved by the Company, if any, did not, as of the Applicable Time, when taken together with the Pricing Disclosure Package, contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Pricing Disclosure Package or from such Written Testing-the-Waters Communication listed on Schedule V hereto in reliance upon and in conformity with written information furnished to the Company through the Representatives by or on behalf of any

Underwriter specifically for inclusion therein, which information is specified in Section 9(f). Each Written Testing-the-Waters Communication did not, as of the Applicable Time, and at all times through the completion of the public offer and sale of the Stock will not, include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, the Pricing Disclosure Package or the Prospectus.

(l) Each Issuer Free Writing Prospectus conformed or will conform in all material respects to the requirements of the Securities Act and the rules and regulations thereunder on the date of first use, and the Company has complied with all prospectus delivery and any filing requirements applicable to such Issuer Free Writing Prospectus pursuant to the Securities Act and rules and regulations thereunder. The Company has not made any offer relating to the Stock that would constitute an Issuer Free Writing Prospectus without the prior written consent of the Representatives, except as set forth on Schedule IV hereto. The Company has retained in accordance with the Securities Act and the rules and regulations thereunder all Issuer Free Writing Prospectuses that were not required to be filed pursuant to the Securities Act and the rules and regulations thereunder.

(m) The Company and each of its subsidiaries have been duly organized, is validly existing and in good standing (where such concept is applicable) as a corporation or other business entity under the laws of its jurisdiction of organization and is duly qualified to do business and in good standing as a foreign corporation or other business entity in each jurisdiction in which its ownership or lease of property or the conduct of its businesses requires such qualification, except where the failure to be so qualified or in good standing would not, in the aggregate, reasonably be expected to have a material adverse effect on the condition (financial or otherwise), results of operations, stockholders’ equity, properties, business or prospects of the Company and its subsidiaries taken as a whole (a “Material Adverse Effect”). The Company and each of its subsidiaries have all power and authority necessary to own or hold its properties and to conduct the businesses in which it is engaged. None of the subsidiaries of the Company (other than Azure Power India Private Limited, Azure Power Pluto Private Limited and Azure Power Thirty Seven Private Limited) is a “significant subsidiary” (as defined in Rule 405 under the Securities Act).

(n) The Company has an authorized capitalization as set forth in each of the most recent Preliminary Prospectus and the Prospectus, and all of the issued shares of capital stock of the Company have been duly authorized and validly issued, are fully paid and non-assessable, conform in all material respects to the description thereof contained in the most recent Preliminary Prospectus and were issued in compliance with applicable U.S. federal and state and foreign securities laws and not in violation of any pre-emptive right, resale right, right of first refusal or similar right. All of the Company’s options, warrants and other rights to purchase or exchange any securities for shares of the Company’s capital stock have been duly authorized and validly issued, conform in all material respects to the description thereof contained in the most recent Preliminary Prospectus and were issued in compliance with applicable U.S. federal and state securities laws. Except as disclosed in the Preliminary Prospectus, all of the issued shares of capital stock or other ownership interest of each subsidiary of the Company have been duly authorized and validly issued, are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims, except for such liens, encumbrances, equities or claims as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(o) The shares of Stock to be issued and sold by the Company to the Underwriters hereunder have been duly authorized and, upon payment and delivery in accordance with this Agreement, will be validly issued, fully paid and non-assessable, will conform in all material respects to the description thereof contained in the Preliminary Prospectus, will be issued in compliance with applicable U.S. federal and state securities laws and the laws of Mauritius and will be free of statutory and contractual pre-emptive rights, rights of first refusal and similar rights.

(p) The Company has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement. This Agreement has been duly and validly authorized, executed and delivered by the Company.

(q) The issue and sale of the Stock, the execution, delivery and performance of this Agreement by the Company, the consummation of the transactions contemplated hereby and the application of the proceeds from the sale of the Stock as described under “Use of Proceeds” in the Preliminary Prospectus will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, impose any lien, charge or encumbrance upon any property or assets of the Company and its subsidiaries, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, license, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject; (ii) result in any violation of the provisions of the certificate of incorporation, constitution, memorandum and articles of association (or similar organizational documents) of the Company or any of its subsidiaries; or (iii) result in any violation of any statute or any judgment, order, decree, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties or assets, except, with respect to clauses (i) and (iii), conflicts, breaches or violations that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(r) No consent, approval, authorization or order of, or filing, registration or qualification with, any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties or assets is required for the issue and sale of the Stock, the execution, delivery and performance of this Agreement by the Company, the consummation of the transactions contemplated hereby, the application of the proceeds from the sale of the Stock as described under “Use of Proceeds” in the Preliminary Prospectus, except for the registration of the Stock under the Securities Act and such consents, approvals, authorizations, orders, filings, registrations or qualifications as may be required under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and applicable state or foreign securities laws and/or the bylaws and rules of the Financial Industry Regulatory Authority (the “FINRA”) in connection with the purchase and sale of the Stock by the Underwriters.

(s) The historical financial statements (including the related notes and supporting schedules) included or incorporated by reference in the Preliminary Prospectus comply as to form in all material respects with the requirements of Regulation S-X under the Securities Act and present fairly in all material respects the financial condition, results of operations and cash flows of the entities purported to be shown thereby at the dates and for the periods indicated and have been prepared in conformity with accounting principles generally accepted in the United States applied on a consistent basis throughout the periods involved.

(t) Ernst & Young Associates LLP, a member firm of Ernst & Young LLP, who have certified certain financial statements of the Company and its consolidated subsidiaries, whose report is incorporated by reference in the Preliminary Prospectus and who have delivered the initial letter referred to in Section 8(g) hereof, are independent public accountants as required by the Securities Act and the rules and regulations thereunder.

(u) The Company and each of its subsidiaries maintain internal accounting controls sufficient to provide reasonable assurances regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles in the United States, including, but not limited to, internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorization, (ii) transactions are recorded as necessary to permit preparation of the Company’s financial statements in conformity with accounting principles generally accepted in the United States and to maintain accountability for its assets, (iii) access to the Company’s assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for the Company’s assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(v) (i) The Company and each of its subsidiaries maintain disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act), (ii) such disclosure controls and procedures are designed to ensure that the information required to be disclosed by the Company and its subsidiaries in the reports they file or submit under the Exchange Act is accumulated and communicated to management of the Company and its subsidiaries, including their respective principal executive officers and principal financial officers, as appropriate to allow timely decisions regarding required disclosure to be made, and (iii) such disclosure controls and procedures are effective in all material respects to perform the functions for which they were established.

(w) Since the date of the most recent balance sheet of the Company and its consolidated subsidiaries reviewed or audited by Ernst & Young Associates LLP, a member firm of Ernst & Young LLP, (i) the Company has not been advised of or become aware of (A) any significant deficiencies in the design or operation of internal controls that could adversely affect the ability of the Company or any of its subsidiaries to record, process, summarize and report financial data, or any material weaknesses in internal controls, and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the internal controls of the Company and each of its subsidiaries; and (ii) there have been no significant changes in internal controls or in other factors that could significantly adversely affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses.

(x) There is and has been no failure on the part of the Company and any of the Company’s directors or officers, in their capacities as such, to comply with any applicable provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith.

(y) Since the date of the latest audited financial statements included in the Preliminary Prospectus, and, except as disclosed in the Preliminary Prospectus, neither the Company nor any of its subsidiaries has (i) sustained any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, (ii) issued or granted any securities, except as set forth or contemplated in the Preliminary Prospectus, (iii) incurred any material liability or obligation, direct or contingent, other than liabilities and obligations that were incurred in the ordinary course of business or otherwise set forth or contemplated in the most recent Preliminary Prospectus, (iv) entered into any material transaction not in the ordinary course of business, except as set forth or contemplated in the Preliminary Prospectus, or (v) declared or paid any dividend on its capital stock, and since such date, there has not been any change in the capital stock (other than the issuance of Equity Shares, if any, pursuant to employee incentive plans described in the Preliminary Prospectus) or long-term debt of the Company or any of its subsidiaries or any adverse change, or any development involving a prospective adverse change, in or affecting the condition (financial or otherwise), results of operations, stockholders’ equity, properties, management, business or prospects of the Company and its subsidiaries taken as a whole, in each case except as would not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

(z) The Company and each of its subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them, that are material to the business of the Company, in each case free and clear of all liens, encumbrances and defects, except such liens, encumbrances and defects as are described in the Preliminary Prospectus or such as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries. All assets held under lease by the Company and its subsidiaries, that are material to the business of the Company, are held by them under valid, subsisting and enforceable leases, with such exceptions as do not materially interfere with the use made and proposed to be made of such assets by the Company and its subsidiaries.

(aa) The Company and each of its subsidiaries have such permits, licenses, patents, franchises, certificates of need and other approvals or authorizations of governmental or regulatory authorities (“Permits”) as are necessary under applicable law to own their properties and conduct their businesses in the manner described in the Preliminary Prospectus, except for any of the foregoing that would not, in the aggregate, reasonably be expected to have a Material Adverse Effect. Neither the Company nor any of its subsidiaries is in violation of, or in default under, any of the Permits, except as would not, in the aggregate, reasonably be expected to have a Material Adverse Effect. Neither the Company nor any of its subsidiaries has received notice of any revocation or modification of any Permits, which, individually or in the aggregate, if revoked or modified, would reasonably be expected to have a Material Adverse Effect.

(bb) The Company and each of its subsidiaries own or possess adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses, know-how, software, systems and technology (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) necessary for the conduct of their respective businesses and have no reason to believe that the conduct of their respective businesses will conflict with, and have not received any notice of any claim of conflict with, any such rights of others.

(cc) There are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property or assets of the Company or any of its subsidiaries is the subject that would, in the aggregate, reasonably be expected to have a Material Adverse Effect or would, in the aggregate, reasonably be expected to have a material adverse effect on the performance of this Agreement or the consummation of the transactions contemplated hereby; and to the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or others.

(dd) There are no contracts or other documents required to be described in the Registration Statement or the Preliminary Prospectus or filed as exhibits to the Registration Statement, that are not described and filed as required. The statements made in the Preliminary Prospectus, insofar as they purport to constitute summaries of the terms of the contracts and other documents described and filed, constitute accurate summaries of the terms of such contracts and documents in all material respects. Neither the Company nor any of its subsidiaries has knowledge that any other party to any such contract or other document has any intention not to render full performance in all material respects as contemplated by the terms thereof.

(ee) The statements made under the caption “Business Overview—Government Regulations,” in the Company’s Form 20-F for the fiscal year ended March 31, 2018 insofar as they purport to constitute summaries of the terms of statutes, rules or regulations, legal or governmental proceedings or contracts and other documents, constitute accurate summaries of the terms of such statutes, rules and regulations, legal and governmental proceedings and contracts and other documents in all material respects.

(ff) Except as would not reasonably be expected to have a Material Adverse Effect, the Company and each of its subsidiaries carry, or are covered by, insurance from insurers of recognized financial responsibility in such amounts and covering such risks as is adequate for the conduct of their respective businesses and the value of their respective properties and as is customary for companies engaged in similar businesses in similar industries. All policies of insurance of the Company and its subsidiaries are in full force and effect; the Company and each of its subsidiaries are in compliance with the terms of such policies in all material respects; and neither the Company nor any of its subsidiaries has received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance; there are no material claims by the Company or any of its subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; and neither the Company nor any such subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not reasonably be expected to have a Material Adverse Effect.

(gg) No relationship, direct or indirect, exists between or among the Company, on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company, on the other hand, that is required to be described in the Preliminary Prospectus which is not so described.

(hh) No labor disturbance by or dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is imminent that could reasonably be expected to have a Material Adverse Effect.

(ii) Neither the Company nor any of its subsidiaries (i) is in violation of its certificate of incorporation, constitution, memorandum and articles of association (or similar organizational documents), (ii) is in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant, condition or other obligation contained in any indenture, mortgage, deed of trust, loan agreement, license or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties or assets is subject, or (iii) is in violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over it or its property or assets or has failed to obtain any license, permit, certificate, franchise or other governmental authorization or permit necessary to the ownership of its property or to the conduct of its business, except in the case of clauses (ii) and (iii), to the extent any such violation or default would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(jj) The Company and each of its subsidiaries (i) are, and at all times prior hereto were, in compliance with all laws, regulations, ordinances, rules, orders, judgments, decrees, permits or other legal requirements of any governmental authority, including without limitation any international, foreign, national, state, provincial, regional, or local authority, relating to pollution, the protection of human health or safety, the environment, or natural resources, or to use, handling, storage, manufacturing, transportation, treatment, discharge, disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”) applicable to such entity, which compliance includes, without limitation, obtaining, maintaining and complying with all permits and authorizations and approvals required by Environmental Laws to conduct their respective businesses, and (ii) have not received notice or otherwise have knowledge of any actual or alleged violation of Environmental Laws, or of any actual or potential liability for or other obligation concerning the presence, disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, except in the case of clause (i) or (ii) where such non-compliance, violation, liability, or other obligation would not, in the aggregate, reasonably be expected to have a Material Adverse Effect. Except as described in the Preliminary Prospectus, (x) there are no proceedings that are pending, or known to be contemplated, against the Company or any of its subsidiaries under Environmental Laws in which a governmental authority is also a party, other than such proceedings regarding which it is reasonably believed no monetary sanctions of $100,000 or more will be imposed and (y) the Company and its subsidiaries are not aware of any issues regarding compliance with Environmental Laws, including any pending or proposed Environmental Laws, or liabilities or other obligations under Environmental Laws or concerning hazardous or toxic substances or wastes, pollutants or contaminants, that could reasonably be expected to have a Material Adverse Effect.

(kk) The Company and each of its subsidiaries have filed all U.S. federal, state, local and foreign tax returns required to be filed through the date hereof, subject to permitted extensions, and have paid all taxes due, and no tax deficiency has been determined adversely to the Company or any of its subsidiaries, nor does the Company have any knowledge of any tax deficiencies that have been, or would reasonably be expected to be asserted against the Company, that would, in the aggregate, reasonably be expected to have a Material Adverse Effect.

(ll) The statistical and market-related data included in the Preliminary Prospectus are based on or derived from sources that the Company believes to be reliable in all material respects.

(mm) Neither the Company nor any of its subsidiaries is, and as of the applicable Delivery Date and, after giving effect to the offer and sale of the Stock and the application of the proceeds therefrom as described under “Use of Proceeds” in the Preliminary Prospectus and the Prospectus, none of them will be, (i) an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended (the “Investment Company Act”), and the rules and regulations of the Commission thereunder, or (ii) a “business development company” (as defined in Section 2(a)(48) of the Investment Company Act).

(nn) The statements set forth in each of the most recent Preliminary Prospectus and the Prospectus under the captions “Description of Share Capital—Equity Shares” and “Material Income Tax Considerations”, insofar as they purport to summarize the provisions of the laws and documents referred to therein, are accurate summaries in all material respects.

(oo) Except as described in the Preliminary Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement.

(pp) Neither the Company nor any of its subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against any of them or the Underwriters for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Stock.

(qq) The Company has not sold or issued any securities that would be integrated with the offering of the Stock contemplated by this Agreement pursuant to the Securities Act, the rules and regulations thereunder or the interpretations thereof by the Commission.

(rr) The Company and its affiliates have not taken, directly or indirectly, any action designed to or that has constituted or that could reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company in connection with the offering of the Stock.

(ss) The Stock will be approved for listing prior to the applicable Delivery Date, subject to official notice of issuance and evidence of satisfactory distribution, on The New York Stock Exchange.

(tt) The Company has not distributed and, prior to the later to occur of any Delivery Date and completion of the distribution of the Stock, will not distribute any offering material in connection with the offering and sale of the Stock other than any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus to which the Representatives have consented in accordance with Section 1(l) or 6(a)(vi) and any Issuer Free Writing Prospectus set forth on Schedule IV hereto.

(uu) Neither the Company nor any subsidiary is in violation of or has received notice of any violation with respect to any U.S. federal or state or foreign law relating to discrimination in the hiring, promotion or pay of employees, nor any applicable U.S. federal or state or foreign wage and hour laws, the violation of any of which could reasonably be expected to have a Material Adverse Effect.

(vv) Neither the Company nor any of its subsidiaries, nor, to the knowledge of the Company, after due inquiry, any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of its subsidiaries, has in the course of its actions for, or on behalf of, the Company or any of its subsidiaries: (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect payment to any foreign or domestic government official from corporate funds in violation of the U.S. Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (collectively, the “FCPA”); (iii) violated or is in violation of any applicable provision of the FCPA, U.K. Bribery Act 2010, as amended, or any other applicable anti-bribery statute or regulation; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any domestic government official, foreign official or employee, which, individually or in the aggregate, would reasonably be expected to result in a Material Adverse Effect; and the Company and its subsidiaries and, to the knowledge of the Company, the Company’s affiliates have conducted their respective businesses in compliance with the FCPA, and except for such non-compliance as would not reasonably be expected to result in a Material Adverse Effect, all other applicable anti-bribery statutes and regulations, and currently maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance with the FCPA and other applicable anti-bribery statutes and regulations therewith.

(ww) The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial record keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any applicable related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(xx) Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, after due inquiry, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is (i) currently subject to or the target of any sanctions administered or enforced by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”), the U.S. Department of State, the United Nations Security Council (“UNSC”), the European Union (“EU”), Her Majesty’s Treasury (“HMT”), or other relevant sanctions authority (collectively, “Sanctions”); or (ii) located, organized or resident in a country that is the subject of Sanctions (including, without limitation, Cuba, Iran, North Korea, Sudan, and Syria); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person, or in any country or territory, that currently is the subject or target of Sanctions or in any other manner that will result in a violation by any person (including any person participating in the transaction whether as an underwriter, advisor, investor or otherwise) of Sanctions. The Company and its subsidiaries have not knowingly engaged in for the past five years, are not now knowingly engaged in, and will not engage in, any dealings or transactions with any individual or entity, or in any country or territory, that at the time of the dealing or transaction is or was the subject or target of Sanctions.

(yy) To ensure the legality, validity, enforceability or admissibility into evidence in a legal or administrative proceeding in Mauritius of this Agreement, it is not necessary that this Agreement be filed or recorded with any court or other government authority or regulatory body in Mauritius or that any registration tax, stamp duty or similar tax be paid in Mauritius on or in respect of any of this Agreement or any other document to be furnished hereunder, other than court costs, including (without limitation) filing fees and deposits to guarantee judgment required by a court of law in Mauritius.

(zz) Under the laws of Mauritius, each registered holder of Equity Shares shall be entitled to seek enforcement of its rights in a direct suit, action or proceeding against the Company. It is not necessary in order to enable any owner of Equity Shares to enforce any of its rights that such owner of Equity Shares be licensed, qualified or entitled to do business in Mauritius.

(aaa) No stamp or other issuance or transfer taxes or duties and no withholding taxes are or will be payable by or on behalf of the Underwriters, or otherwise imposed on any payments made to the Underwriters, to the government of India, Mauritius or any political subdivision or taxing authority thereof in connection with the execution, delivery or performance of this Agreement or for the respective accounts of the Underwriters as set forth in each of the Pricing Disclosure Package and the Prospectus, and pursuant to the terms of this Agreement.

(bbb) Except as described in the Preliminary Prospectus, no approvals are currently required in Mauritius in order for the Company to pay dividends or other distributions declared by the Company to the holders of the Stock. Except as described in the Preliminary Prospectus under current laws and regulations of Mauritius and any political subdivision thereof, any amounts payable with respect to the Stock upon liquidation of the Company or upon redemption thereof and dividends and other distributions declared and payable on the Stock may be paid by the Company in U.S. dollars that may be converted into foreign currency and freely transferred out of Mauritius, and, except as described in the Preliminary Prospectus, no such payments made to holders thereof or therein who are non-residents of Mauritius will be subject to income, withholding or other taxes under laws and regulations of Mauritius or any political subdivision or taxing authority thereof or therein and will otherwise be free and clear of any other tax, duty, withholding or deduction in Mauritius or any political subdivision or taxing authority thereof or therein and without the necessity of obtaining any governmental authorization in Mauritius or any political subdivision or taxing authority thereof or therein.

Any certificate signed by any officer of the Company and delivered to the Representatives or counsel for the Underwriters pursuant to this Agreement in connection with the offering of the Stock shall be deemed a representation and warranty by the Company, as to matters covered thereby, to each Underwriter.

2. [Reserved].

3. Purchase of the Stock by the Underwriters. On the basis of the representations, warranties and covenants contained in, and subject to the terms and conditions of, this Agreement, the Company agrees to sell 14,800,000 equity shares of the Firm Stock, severally and not jointly, to the several Underwriters, and each of the Underwriters, severally and not jointly, agrees to purchase the number of equity shares of the Firm Stock set forth opposite that Underwriter’s name in Schedule IA hereto. Each Underwriter shall be obligated to purchase from the Company, that number of shares of the Firm Stock that represents the same proportion of the number of shares of the Firm Stock to be sold by the Company as the number of shares of the Firm Stock set forth opposite the name of such Underwriter in Schedule IA represents to the total number of shares of the Firm Stock to be purchased by all of the Underwriters pursuant to this Agreement. The respective purchase obligations of the Underwriters with respect to the Firm Stock shall be rounded among the Underwriters to avoid fractional shares, as the Representatives may determine.

In addition, the Company grants to the Underwriters an option to purchase up to 1,200,000 additional equity shares of Option Stock. Each Underwriter agrees, severally and not jointly, to purchase the number of equity shares of Option Stock (subject to such adjustments to eliminate fractional shares as the Representatives may determine) that bears the same proportion to the total number of shares of Option Stock to be sold on such Delivery Date as the number of equity shares of Firm Stock set forth in Schedule IA hereto opposite the name of such Underwriter bears to the total number of shares of Firm Stock.

The purchase price payable by the Underwriters for the Firm Stock is $183,162,500.00 in the aggregate, which represents a purchase price of $12.50 per equity share for equity shares sold to CDPQ Infrastructure Asia Pte Ltd., IFC GIF Investment Company I and International Finance Corporation (the “Existing Shareholders”) and a purchase price of $11.84375 per equity share for equity shares sold to persons other than the Existing Shareholders (the “Public”). The purchase price payable by the Underwriters for any Option Stock is $11.84375 per equity share.

The Company is not obligated to deliver any of the Firm Stock or Option Stock to be delivered on the applicable Delivery Date, except upon payment for all such Stock to be purchased on such Delivery Date as provided herein.

4. Offering of Stock by the Underwriters. Upon authorization by the Representatives of the release of the Firm Stock, the several Underwriters propose to offer the Firm Stock for sale upon the terms and conditions to be set forth in the Prospectus.

5. Delivery of and Payment for the Stock. Delivery of and payment for the Firm Stock shall be made at 10:00 A.M., New York City time, on October 10, 2018 or at such other date or place as shall be determined by agreement between the Representatives and the Company. This date and time are sometimes referred to as the “Initial Delivery Date”. Delivery of the Firm Stock shall be made to the Representatives for the account of each Underwriter against payment by the several Underwriters through the Representatives of the respective aggregate purchase prices of the Firm Stock being sold by the Company to or upon the order of the Company of the purchase price by wire transfer in immediately available funds to the accounts specified by the Company.

Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligation of each Underwriter hereunder. The Company shall deliver the Firm Stock through the facilities of DTC unless the Representatives shall otherwise instruct.

The option granted in Section 3 will expire 30 days after the date of this Agreement and may be exercised in whole or from time to time in part by written notice being given to the Company by the Representatives within such 30 day period; provided that if such date falls on a day that is not a business day, the option granted in Section 3 will expire on the next succeeding business day. Such notice shall set forth the aggregate number of equity shares of Option Stock as to which the option is being exercised, the names in which the equity shares of Option Stock are to be registered, the denominations in which the equity shares of Option Stock are to be issued and the date and time, as determined by the Representatives, when the equity shares of Option Stock are to be delivered; provided, however, that this date and time shall not be earlier than the Initial Delivery Date nor earlier than the second business day after the date on which the option shall have been exercised nor later than the fifth business day after the date on which the option shall have been exercised. Each date and time the equity shares of Option Stock are delivered is sometimes referred to as an “Option Stock Delivery Date”, and the Initial Delivery Date and any Option Stock Delivery Date are sometimes each referred to as a “Delivery Date”.

Delivery of the Option Stock by the Company and payment for the Option Stock by the several Underwriters through the Representatives shall be made at 10:00 A.M., New York City time, on the date specified in the corresponding notice described in the preceding paragraph or at such other date or place as shall be determined by agreement between the Representatives and the Company. On each Option Stock Delivery Date, the Company shall deliver or cause to be delivered the Option Stock to the Representatives for the account of each Underwriter against payment by the several Underwriters through the Representatives and of the respective aggregate purchase prices of the Option Stock being sold by the Company to or upon the order of the Company of the purchase price by wire transfer in immediately available funds to the accounts specified by the Company. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligation of each Underwriter hereunder. The Company shall deliver the Option Stock through the facilities of DTC unless the Representatives shall otherwise instruct.

6. Further Agreements of the Company and the Underwriters. (a) The Company agrees:

(i) To prepare the Prospectus in a form approved by the Representatives and to file such Prospectus pursuant to Rule 424(b) under the Securities Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement; to make no further amendment or any supplement to the Registration Statement or the Prospectus prior to the last Delivery Date except as provided herein; to advise the Representatives, promptly after it receives notice thereof, of the time when any amendment or supplement to the Registration Statement or the Prospectus has been filed and to furnish the Representatives with copies thereof; to advise the Representatives, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of the

Prospectus or any Issuer Free Writing Prospectus, of the suspension of the qualification of the Stock for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding or examination for any such purpose or of any request by the Commission for the amending or supplementing of the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus or suspending any such qualification, to use promptly its best efforts to obtain its withdrawal.

(ii) To furnish promptly upon request to the Representatives and to counsel for the Underwriters a signed copy of the Registration Statement as originally filed with the Commission, and each amendment thereto filed with the Commission, including all consents and exhibits filed therewith.

(iii) To deliver promptly to the Representatives such number of the following documents as the Representatives shall reasonably request: (A) conformed copies of the Registration Statement as originally filed with the Commission and each amendment thereto (in each case excluding exhibits other than this Agreement and the computation of per share earnings), (B) each Preliminary Prospectus, the Prospectus and any amended or supplemented Prospectus, (C) each Issuer Free Writing Prospectus; and, (D) any document incorporated by reference in any Preliminary Prospectus or the Prospectus, if the delivery of a prospectus is required at any time after the date hereof in connection with the offering or sale of the Stock or any other securities relating thereto and if at such time any events shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary to amend or supplement the Prospectus in order to comply with the Securities Act, to notify the Representatives and, upon their request, to file such document and to prepare and furnish without charge to each Underwriter and to any dealer in securities as many copies as the Representatives may from time to time reasonably request of an amended or supplemented Prospectus that will correct such statement or omission or effect such compliance.

(iv) To file promptly with the Commission any amendment or supplement to the Registration Statement or the Prospectus that may, in the judgment of the Company or the Representatives, be required by the Securities Act or requested by the Commission.

(v) Prior to filing with the Commission any amendment or supplement to the Registration Statement, the Prospectus, any document incorporated by reference in the Prospectus or any amendment to any document incorporated by reference in the Prospectus, to furnish a copy thereof to the Representatives and counsel for the Underwriters and not to file any such amendment or supplement to which the Representatives shall reasonably object.

(vi) Not to make any offer relating to the Stock that would constitute an Issuer Free Writing Prospectus without the prior written consent of the Representatives.

(vii) To comply with all applicable requirements of Rule 433 under the Securities Act with respect to any Issuer Free Writing Prospectus. If at any time after the date hereof any events shall have occurred as a result of which any Issuer Free Writing Prospectus, as then amended or supplemented, would conflict with the information in the Registration Statement, the Preliminary Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or, if for any other reason it shall be necessary to amend or supplement any Issuer Free Writing Prospectus, to notify the Representatives and, upon their request, to file such document and to prepare and furnish without charge to each Underwriter as many copies as the Representatives may from time to time reasonably request of an amended or supplemented Issuer Free Writing Prospectus that will correct such conflict, statement or omission or effect such compliance.

(viii) As soon as practicable after the Effective Date and in any event not later than 16 months after the date hereof, to make generally available to the Company’s security holders and to deliver to the Representatives an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Securities Act and the rules and regulations thereunder;.

(ix) Promptly from time to time to take such action as the Representatives may reasonably request to qualify the Stock for offering and sale under the securities or Blue Sky laws of Canada and such other jurisdictions as the Representatives may reasonably request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Stock; provided that in connection therewith the Company shall not be required to (i) qualify as a foreign corporation in any jurisdiction in which it would not otherwise be required to so qualify, (ii) file a general consent to service of process in any such jurisdiction, or (iii) subject itself to taxation in any jurisdiction in which it would not otherwise be subject.

(x) For a period commencing on the date hereof and ending on the 90th day after the date of the Prospectus (the “Lock-Up Period”), not to, directly or indirectly, (A) offer for sale, sell, pledge, or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any Equity Shares or securities convertible into or exercisable or exchangeable for Equity Shares (other than (i) Equity Shares or other securities issued pursuant to employee benefit plans, qualified stock option plans or other employee compensation plans existing on the date hereof or referred to in the Preliminary Prospectus (“Existing Plans”) or pursuant to currently outstanding options, warrants or rights in net or cashless transactions and not issued under one of those plans and (iii) Equity Shares or other securities issued in connection with acquisitions or strategic partnerships in an amount not to exceed 5% of the Company’s outstanding Equity Shares as of the Initial Delivery Date; provided that, in each case, the recipient of such Equity Shares or other securities executes and delivers a lock-up agreement in the form of Exhibit A hereto), or sell or grant options, rights or warrants with respect to any Equity Shares or securities convertible into or exchangeable for Equity Shares (other than the grant of options or rights pursuant Existing Plans), (B) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such Equity Shares, whether any such transaction described in clause (A) or (B) above is to be settled by delivery of Equity Shares or other securities, in cash or otherwise, (C) file or cause to be filed a registration statement, including any amendments thereto, with respect to the registration of any Equity Shares or securities convertible, exercisable or exchangeable into Equity Shares or any other securities of the Company (other than any registration statement on Form S-8 or any successor form thereto), or (D) publicly disclose the intention to do any of the foregoing, in each case without the prior written consent of the Representatives, on behalf of the Underwriters, and to cause each officer, director and stockholder of the Company set forth on Schedule II hereto to furnish to the Representatives, prior to the Initial Delivery Date, a letter or letters, substantially in the form of Exhibit A hereto (the “Lock-Up Agreements”).

(xi) To file with the Commission such information on Form 20-F as may be required by Rule 463 under the Securities Act.

(xii) If the Company elects to rely upon Rule 462(b) under the Securities Act, the Company shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) under the Securities Act by 10:00 P.M., Washington, D.C. time, on the date of this Agreement, and the Company shall pay within the prescribed time to the Commission the filing fee for the Rule 462(b) Registration Statement.

(xiii) The Company will promptly notify the Representatives if the Company ceases to be an Emerging Growth Company at any time prior to the later of (A) the time when a prospectus relating to the offering or sale of the Stock or any other securities relating thereto is not required by the Securities Act to be delivered (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule) and (B) completion of the Lock-Up Period.

(xiv) If at any time following the distribution of any Written Testing-the-Waters Communication there occurred or occurs an event or development as a result of which such Written Testing-the-Waters Communication included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, the Company will promptly notify the Representatives and will promptly amend or supplement, at its own expense, such Written Testing-the-Waters Communication to eliminate or correct such untrue statement or omission. The Company will promptly notify the Representatives of (A) any distribution by the Company of Written Testing-the-Waters Communications and (B) any request by the Commission for information concerning the Written Testing-the-Waters Communications.

(xv) The Company and its affiliates will not take, directly or indirectly, any action designed to or that has constituted or that reasonably would be expected to cause or result in the stabilization or manipulation of the price of any security of the Company in connection with the offering of the Stock.

(xvi) To make any post-closing filing, notice or undertaking requested or required by any governmental agencies (including, without limitation, the filing of a copy of the Prospectus with the Financial Services Commission in Mauritius) with respect to the transactions contemplated by this Agreement.

(xvii) The Company will do and perform all things required or necessary to be done and performed under this Agreement by it prior to each Delivery Date, and to satisfy all conditions precedent to the Underwriters’ obligations hereunder to purchase the Stock.

(b) Each Underwriter severally agrees that such Underwriter shall not include any “issuer information” (as defined in Rule 433 under the Securities Act) in any “free writing prospectus” (as defined in Rule 405 under the Securities Act) used or referred to by such Underwriter without the prior consent of the Company (any such issuer information with respect to whose use the Company has given its consent, “Permitted Issuer Information”); provided that (i) no such consent shall be required with respect to any such issuer information contained in any document filed by the Company with the Commission prior to the use of such free writing prospectus, and (ii) “issuer information”, as used in this Section 6(b), shall not be deemed to include information prepared by or on behalf of such Underwriter on the basis of or derived from issuer information.

(c) [Reserved].

7. Expenses. The Company agrees, whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, to pay all expenses, costs, fees and taxes incident to and in connection with (a) the preparation, printing and filing under the Securities Act of the Registration Statement (including any exhibits thereto), any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus, any Written Testing-the-Waters Communication, and any amendment or supplement thereto; (b) the distribution of the Registration Statement (including any exhibits thereto), any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus, any Written Testing-the-Waters Communication, and any amendment or supplement thereto, all as provided in this Agreement; (c) the production and distribution of this Agreement, any supplemental agreement among Underwriters, and any other related documents in connection with the offering, purchase, sale and delivery of the Stock; (d) any required review by FINRA of the terms of sale of the Stock (including related fees and expenses of counsel to the Underwriters, which, shall not exceed $35,000); (e) the listing of the Stock on the New York Stock Exchange and/or any other exchange; (f) the investor presentations on any “road show” or any Testing-the-Waters Communication, undertaken in connection with the marketing of the Stock, including, without limitation, expenses associated with any electronic road show, travel and lodging expenses of the representatives and officers of the Company and 50% of the cost of any aircraft chartered in connection with the road show; and (g) all other costs and expenses incident to the performance of the obligations of the Company; provided that, except as provided in this Section 7 and in Section 12 below, the Underwriters shall pay their own costs and expenses, including the costs and expenses of their counsel, and the travel and lodging expenses of their representatives including 50% of the cost of any aircraft chartered in connection with the road show.

8. Conditions of Underwriters’ Obligations. The respective obligations of the Underwriters hereunder are subject to the accuracy, when made and on each Delivery Date, of the representations and warranties of the Company contained herein, to the performance by the Company of its respective obligations hereunder, and to each of the following additional terms and conditions:

(a) The Prospectus shall have been timely filed with the Commission in accordance with Section 6(a)(i). The Company shall have complied with all filing requirements applicable to any Issuer Free Writing Prospectus used or referred to after the date hereof; no stop order suspending the effectiveness of the Registration Statement or preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus shall have been issued and no proceeding or examination for such purpose shall have been initiated or, to the knowledge of the Company, threatened by the Commission; and any request of the Commission for inclusion of additional information in the Registration Statement or the Prospectus or otherwise shall have been complied with. If the Company has elected to rely upon Rule 462(b) under the Securities Act, the Rule 462(b) Registration Statement shall have become effective by 10:00 P.M., Washington, D.C. time, on the date of this Agreement.

(b) No Underwriter shall have discovered and disclosed to the Company on or prior to such Delivery Date that the Registration Statement, the Prospectus or the Pricing Disclosure Package, or any amendment or supplement thereto, contains an untrue statement of a fact which, in the opinion of Latham & Watkins LLP, U.S. counsel for the Underwriters, is material or omits to state a fact which, in the opinion of such counsel, is material and is required to be stated therein or is necessary to make the statements therein not misleading.

(c) All corporate proceedings and other legal matters incident to the authorization, form and validity of this Agreement, the Stock, the Registration Statement, the Prospectus and any Issuer Free Writing Prospectus, and all other legal matters relating to this Agreement and the transactions contemplated hereby shall be reasonably satisfactory in all material respects to counsel for the Underwriters, and the Company shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

(d) Cleary Gottlieb Steen & Hamilton LLP, U.S. counsel for the Company shall have furnished to the Representatives its written opinion, as counsel to the Company, addressed to the Underwriters and dated such Delivery Date, substantially in the form attached hereto as Exhibit C-1, Appleby, outside Mauritius counsel for the Company shall have furnished to the Representatives its written opinion, as counsel to the Company, addressed to the Underwriters and dated such Delivery Date, substantially in the form attached hereto as Exhibit C-2 and Shardul Amarchand Mangaldas & Co, Indian counsel for the Underwriters shall have furnished to the Representatives its written opinion, as counsel to the Underwriters, addressed to the Underwriters and dated such Delivery Date, substantially in the form attached hereto as Exhibit C-3.

(e) The Representatives shall have received from Latham & Watkins LLP, U.S. counsel for the Underwriters, such opinion or opinions, dated such Delivery Date, with respect to sale of the Stock, the Registration Statement, the Prospectus and the Pricing Disclosure Package and other related matters as the Representatives may reasonably require, and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

(f) [Reserved].

(g) At the time of execution of this Agreement, the Representatives shall have received from Ernst & Young Associates LLP, a member firm of Ernst & Young LLP, a letter, in form and substance satisfactory to the Representatives, addressed to the Underwriters and dated the date hereof (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, and (ii) stating, as of the date hereof (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the most recent Preliminary Prospectus, as of a date not more than three days prior to the date hereof), the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings.

(h) With respect to the letter of Ernst & Young Associates LLP, a member firm of Ernst & Young LLP, referred to in the preceding paragraph and delivered to the Representatives concurrently with the execution of this Agreement (the “initial letter”), such accountants shall have furnished to the Representatives a letter (the “bring-down letter”), addressed to the Underwriters and dated such Delivery Date (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, (ii) stating, as of the date of the bring-down letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than three days prior to the date of the bring-down letter), the conclusions and findings of such firm with respect to the financial information and other matters covered by the initial letter, and (iii) confirming in all material respects the conclusions and findings set forth in the initial letter.

(i) The Company shall have furnished to the Representatives a certificate, dated such Delivery Date, of its Chief Executive Officer, any executive vice president or vice president and its Chief Financial Officer as to such matters as the Representatives may reasonably request, including, without limitation, a statement:

(i) That the representations, warranties and agreements of the Company in Section 1 are true and correct on and as of such Delivery Date, and the Company has complied with all its agreements contained herein and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to such Delivery Date;

(ii) That no stop order suspending the effectiveness of the Registration Statement has been issued; and no proceedings or examination for that purpose have been instituted or, to the knowledge of such officers, threatened;

(iii) That they have examined the Registration Statement, the Prospectus and the Pricing Disclosure Package, and, in their opinion, (A) (1) the Registration Statement, as of the Effective Date, (2) the Prospectus, as of its date and on the applicable Delivery Date, and (3) the Pricing Disclosure Package, as of the Applicable Time, did not and do not contain any untrue statement of a material fact and did not and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (except in the case of the Registration Statement, in the light of the circumstances under which they were made) not misleading, and (B) since the Effective Date, no event has occurred that should have been set forth in a supplement or amendment to the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus that has not been so set forth; and

(iv) To the effect of Section 8(k) (provided that no representation with respect to the judgment of the Representatives need be made).

(j) [Reserved].

(k) (i) Neither the Company nor any of its subsidiaries shall have sustained, since the date of the latest audited financial statements included in the most recent Preliminary Prospectus, any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, or (ii) since such date, and except as set out or contemplated in the Pricing Disclosure Package, there shall not have been any change in the capital stock or long-term debt of the Company or any of its subsidiaries or any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), results of operations, stockholders’ equity, properties, management, business or prospects of the Company and its subsidiaries taken as a whole, the effect of which, in any such case described in clause (i) or (ii), is, individually or in the aggregate, in the judgment of the Representatives, so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Stock being delivered on such Delivery Date on the terms and in the manner contemplated in the Prospectus.

(l) Subsequent to the execution and delivery of this Agreement there shall not have occurred any of the following: (i) (A) trading in securities generally on any securities exchange that has registered with the Commission under Section 6 of the Exchange Act (including the New York Stock Exchange, The NASDAQ Global Select Market, The NASDAQ Global Market or The NASDAQ Capital Market), or (B) trading in any securities of the Company on any exchange or in the over-the-counter market, shall have been suspended or materially limited or the settlement of such trading generally shall have been materially disrupted or minimum prices shall have been established on any such exchange or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction, (ii) a general moratorium on commercial banking activities shall have been declared by U.S. federal or state authorities, Indian authorities and Mauritius authorities, (iii) the United States, India or Mauritius shall have become engaged in hostilities, there shall have been an escalation in hostilities involving the United States, India or Mauritius or there shall have been a declaration of a national emergency or war by the United States, India or Mauritius, or (iv) there shall have occurred such a material adverse change in general economic, political or financial conditions, including, without limitation, as a result of terrorist activities after the date hereof (or the effect of international conditions on the financial markets in the United States, India or Mauritius shall be such) or any other calamity or crisis either within or outside the United States, as to make it, in the judgment of the Representatives, impracticable or inadvisable to proceed with the public offering or delivery of the Stock being delivered on such Delivery Date on the terms and in the manner contemplated in the Prospectus.

(m) The New York Stock Exchange shall have approved the Stock for listing, subject only to official notice of issuance and evidence of satisfactory distribution.

(n) The Lock-Up Agreements between the Representatives and the officers, directors and stockholders of the Company set forth on Schedule II, delivered to the Representatives on or before the date of this Agreement, shall be in full force and effect on such Delivery Date.

(o) On or prior to each Delivery Date, the Company shall have furnished to the Underwriters such further certificates and documents as the Representatives may reasonably request.

All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.

9. Indemnification and Contribution.

(a) The Company hereby agrees to indemnify and hold harmless each Underwriter, its affiliates, directors, officers and employees and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of Stock), to which that Underwriter, affiliate, director, officer, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in (A) any Preliminary Prospectus, the Registration Statement, the Prospectus or in any amendment or supplement thereto, (B) any Issuer Free Writing

Prospectus or in any amendment or supplement thereto, (C) any Permitted Issuer Information used or referred to in any “free writing prospectus” (as defined in Rule 405 under the Securities Act) used or referred to by any Underwriter, (D) any materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of the offering of the Stock, including any “road show” (as defined in Rule 433 under the Securities Act) not constituting an Issuer Free Writing Prospectus and any Written Testing-the-Waters Communication (“Marketing Materials”), or (E) any Blue Sky application or other document prepared or executed by the Company (or based upon any written information furnished by the Company for use therein) specifically for the purpose of qualifying any or all of the Stock under the securities laws of any state or other jurisdiction (any such application, document or information being hereinafter called a “Blue Sky Application”) or (ii) the omission or alleged omission to state in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Permitted Issuer Information, any Marketing Materials or any Blue Sky Application, any material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse each Underwriter and each such affiliate, director, officer, employee or controlling person promptly upon demand for any legal or other expenses reasonably incurred by that Underwriter, affiliate, director, officer, employee or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any such amendment or supplement thereto or in any Permitted Issuer Information, any Marketing Materials or any Blue Sky Application, in reliance upon and in conformity with written information concerning such Underwriter furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information consists solely of the information specified in Section 9(f). The foregoing indemnity agreement is in addition to any liability which the Company may otherwise have to any Underwriter or to any affiliate, director, officer, employee or controlling person of that Underwriter.

(b) [Reserved].

(c) Each Underwriter, severally and not jointly, shall indemnify and hold harmless the Company, its respective directors, officers and employees, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which the Company, or any such director, officer, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Marketing Materials or Blue Sky Application, or (ii) the omission or alleged omission to state in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free

Writing Prospectus or in any amendment or supplement thereto or in any Marketing Materials or Blue Sky Application, any material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information concerning such Underwriter furnished to the Company through the Representatives by or on behalf of that Underwriter specifically for inclusion therein, which information is limited to the information set forth in Section 9(f). The foregoing indemnity agreement is in addition to any liability that any Underwriter may otherwise have to the Company, or any such director, officer, employee or controlling person.

(d) Promptly after receipt by an indemnified party under this Section 9 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 9, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 9 except to the extent it has been materially prejudiced (through the forfeiture of substantive rights and defenses) by such failure and, provided, further, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 9. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 9 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that the indemnified party shall have the right to employ counsel to represent jointly the indemnified party and those other indemnified parties and their respective directors, officers, employees and controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought under this Section 9 if (i) the indemnified party and the indemnifying party shall have so mutually agreed; (ii) the indemnifying party has failed within a reasonable time to retain counsel reasonably satisfactory to the indemnified party; (iii) the indemnified party and its directors, officers, employees and controlling persons shall have reasonably concluded that there may be legal defenses available to them that are different from or in addition to those available to the indemnifying party; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the indemnified parties or their respective directors, officers, employees or controlling persons, on the one hand, and the indemnifying party, on the other hand, and representation of both sets of parties by the same counsel would be inappropriate due to actual or potential differing interests between them, and in any such event the fees and expenses of such separate counsel shall be paid by the indemnifying party. No indemnifying party shall (x) without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and does not include a statement as to, or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party, or (y) be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with the consent of the indemnifying party or if there be a final judgment for the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by Section 9(a) or (b) hereof, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request or disputed in good faith the indemnified party’s entitlement to such reimbursement prior to the date of such settlement.

(e) If the indemnification provided for in this Section 9 shall for any reason be unavailable to or insufficient to hold harmless an indemnified party under Section 9(a), 9(b) or 9(c) in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriters, on the other, from the offering of the Stock, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and the Underwriters, on the other, with respect to the statements or omissions that resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company, or the Underwriters, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 9(e) were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section 9(e) shall be deemed to include, for purposes of this Section 9(e), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 9(e), in no event shall an Underwriter be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter with respect to the offering of the Stock exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute as provided in this Section 9(e) are several in proportion to their respective underwriting obligations and not joint.

(f) The Underwriters severally confirm and the Company acknowledges and agrees that the statements regarding delivery of equity shares by the Underwriters set forth on the cover page of, and the concession and reallowance figures and the paragraph relating to stabilization by the Underwriters appearing under the caption “Underwriting” in, the Preliminary Prospectus and the Prospectus are correct and constitute the only information concerning such Underwriters furnished in writing to the Company by or on behalf of the Underwriters specifically for inclusion in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Marketing Materials.

10. Defaulting Underwriters.

(a) If, on any Delivery Date, any Underwriter defaults in its obligations to purchase the Stock that it has agreed to purchase under this Agreement, the remaining non-defaulting Underwriters may in their discretion arrange for the purchase of such Stock by the non-defaulting Underwriters or other persons satisfactory to the Company on the terms contained in this Agreement. If, within 36 hours after any such default by any Underwriter, the non-defaulting Underwriters do not arrange for the purchase of such Stock, then the Company shall be entitled to a further period of 36 hours within which to procure other persons satisfactory to the non-defaulting Underwriters to purchase such Stock on such terms. In the event that within the respective prescribed periods, the non-defaulting Underwriters notify the Company that they have so arranged for the purchase of such Stock, or the Company notifies the non-defaulting Underwriters that it has so arranged for the purchase of such Stock, either the non-defaulting Underwriters or the Company may postpone such Delivery Date for up to seven full business days in order to effect any changes that in the opinion of counsel for the Company or counsel for the Underwriters may be necessary in the Registration Statement, the Prospectus or in any other document or arrangement, and the Company agrees to promptly prepare any amendment or supplement to the Registration Statement, the Prospectus or in any such other document or arrangement that effects any such changes. As used in this Agreement, the term “Underwriter” includes, for all purposes of this Agreement unless the context requires otherwise, any party not listed in Schedule IA hereto that, pursuant to this Section 10, purchases Stock that a defaulting Underwriter agreed but failed to purchase.

(b) If, after giving effect to any arrangements for the purchase of the Stock of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Company as provided in paragraph (a) above, the total number of equity shares of the Stock that remains unpurchased on such Delivery Date does not exceed one-eleventh of the total number of equity shares of all the Stock to be purchased on such Delivery Date, then the Company shall have the right to require each non-defaulting Underwriter to purchase the total number of equity shares of Stock that such Underwriter agreed to purchase hereunder plus such Underwriter’s pro rata share (based on the total number of equity shares of Stock that such Underwriter agreed to purchase hereunder) of the Stock of such defaulting Underwriter or Underwriters for which such arrangements have not been made; provided that the non-defaulting Underwriters shall not be obligated to purchase more than 110% of the total number of shares of Stock that it agreed to purchase on such Delivery Date pursuant to the terms of Section 3.

(c) If, after giving effect to any arrangements for the purchase of the Stock of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Company as provided in paragraph (a) above, the total number of shares of Stock that remains unpurchased on such Delivery Date exceeds one-eleventh of the total number of shares of all the Stock to be purchased on such Delivery Date, or if the Company shall not exercise the right described in paragraph (b) above, then this Agreement shall terminate without liability on the part of the non-defaulting Underwriters. Any termination of this Agreement pursuant to this Section 10 shall be without liability on the part of the Company, except that the Company will continue to be liable for the payment of expenses as set forth in Sections 7 and 12 and except that the provisions of Section 9 shall not terminate and shall remain in effect.

(d) Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Company or any non-defaulting Underwriter for damages caused by its default.

11. Termination. The obligations of the Underwriters hereunder may be terminated by the Representatives by notice given to and received by the Company prior to delivery of and payment for the Firm Stock if, prior to that time, any of the events described in Sections 8(k) and 8(l) shall have occurred or if the Underwriters shall decline to purchase the Stock for any reason permitted under this Agreement.

12. Reimbursement of Underwriters’ Expenses. If (a) the Company shall fail to issue the Stock for delivery to the Underwriters for any reason, or (b) the Underwriters shall decline to purchase the Stock for any reason permitted under this Agreement, other than as set forth in Section 8(l)(i)(A), 8(l)(ii) or 8(l)(iii) the Company will reimburse the Underwriters for all reasonable out-of-pocket expenses (including fees and disbursements of counsel for the Underwriters) incurred by the Underwriters in connection with this Agreement and the proposed purchase of the Stock, and upon demand the Company shall pay the full amount thereof to the Representatives, subject to the delivery to the Company of reasonable documentation thereof. If this Agreement is terminated pursuant to Section 10 by reason of the default of one or more Underwriters, the Company shall not be obligated to reimburse any defaulting Underwriter on account of those expenses.

13. Research Analyst Independence. The Company acknowledges that the Underwriters’ research analysts and research departments are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies, and that such Underwriters’ research analysts may hold views and make statements or investment recommendations and/or publish research reports with respect to the Company and/or the offering that differ from the views of their respective investment banking divisions. The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the Underwriters with respect to any conflict of interest that may arise from the fact that the views expressed by their independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to the Company by such Underwriters’ investment banking divisions. The Company acknowledges that each of the Underwriters is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the companies that may be the subject of the transactions contemplated by this Agreement.

14. No Fiduciary Duty. The Company acknowledges and agrees that in connection with this offering, sale of the Stock or any other services the Underwriters may be deemed to be providing hereunder, notwithstanding any preexisting relationship, advisory or otherwise, between the parties or any oral representations or assurances previously or subsequently made by the Underwriters: (a) no fiduciary or agency relationship between the Company and any other person, on the one hand, and the Underwriters, on the other, exists; (b) the Underwriters are not acting as advisors, expert or otherwise, to the Company, including, without limitation, with respect to the determination of the public offering price of the Stock, and such relationship between the Company, on the one hand, and the Underwriters, on the other, is entirely and solely commercial, based on arms-length negotiations; (c) any duties and obligations that the Underwriters may have to the Company shall be limited to those duties and obligations specifically stated herein; and (d) the Underwriters and their respective affiliates may have interests that differ from those of the Company. The Company hereby waive any claims that the Company may have against the Underwriters with respect to any breach of fiduciary duty in connection with this offering.

15. Notices, etc. All statements, requests, notices and agreements hereunder shall be in writing, and:

(a) if to the Underwriters, shall be delivered or sent by mail or facsimile transmission to Credit Suisse Securities (USA) LLC, Eleven Madison Avenue, New York, NY 10010, Attention IBCM-Legal (Fax: (212) 325-4296), and to Barclays Capital Inc., 745 Seventh Avenue, New York, New York 10019, Attention: Syndicate Registration (Fax: (646) 834-8133), with a copy, in the case of any notice pursuant to Section 9(d), to the Director of Litigation, Office of the General Counsel, Barclays Capital Inc., 745 Seventh Avenue, New York, New York 10019; and

(b) if to the Company, shall be delivered or sent by mail or facsimile transmission to the address of the Company set forth in the Registration Statement, with a copy to Cleary Gottlieb Steen & Hamilton LLP, 37/F Hysan Place, 500 Hennessy Road, Causeway Bay, Hong Kong, Attn: Shuang Zhao, Attn: Robert K. Williams.

Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof. The Company shall be entitled to act and rely upon any request, consent, notice or agreement given or made on behalf of the Underwriters by the Representatives.

16. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the Underwriters, the Company, and their respective successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that (a) the representations, warranties, indemnities and agreements of the Company contained in this Agreement shall also be deemed to be for the benefit of the directors, officers and employees of the Underwriters and each person or persons, if any, who control any Underwriter within the meaning of Section 15 of the Securities Act, and (b) the indemnity agreement of the Underwriters contained in Section 9(c) of this Agreement shall be deemed to be for the benefit of the directors of the Company, the officers of the Company who have signed the Registration Statement and any person controlling the Company within the meaning of Section 17 of the Securities Act. Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 17, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

17. Survival. The respective indemnities, representations, warranties and agreements of the Company and the Underwriters contained in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall survive the delivery of and payment for the Stock and shall remain in full force and effect, regardless of any investigation made by or on behalf of any of them or any person controlling any of them.

18. Definition of the Terms “Business Day”, “Affiliate” and “Subsidiary”. For purposes of this Agreement, (a) “business day” means each Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close, and (b) “affiliate” and “subsidiary” have the meanings set forth in Rule 405 under the Securities Act.

19. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to conflict of laws principles (other than Section 5-1401 of the General Obligations Law).

20. Submission to Jurisdiction, Etc. The Company hereby submits to the non-exclusive jurisdiction of the U.S. federal and New York state courts in the Borough of Manhattan, The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. The parties hereby irrevocably and unconditionally waive any objection to the laying of venue of any lawsuit, action or other proceeding in such courts, and hereby further irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such lawsuit, action or other proceeding brought in any such court has been brought in an inconvenient forum. The Company irrevocably appoints CT Corporation System, 111 Eighth Avenue, 13th Floor, New York, N.Y. 10011, as its authorized agent in the Borough of Manhattan, The City of New York, New York upon which process may be served in any such suit or proceeding, and agrees that service of process upon such agent, and written notice of said service to the Company by the person serving the same to the address provided in Section 15 shall be deemed in every respect effective service of process upon the Company in any such suit or proceeding. The Company further agrees to take any and all actions as may be necessary to maintain such designation and appointment of such agent in full force and effect for a period of seven years from the date of this Agreement.

21. Waiver of Immunity. With respect to any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby, each party irrevocably waives, to the fullest extent permitted by applicable law, all immunity (whether on the basis of sovereignty or otherwise) from jurisdiction, service of process, attachment (both before and after judgment) and execution to which it might otherwise be entitled, and with respect to any such suit or proceeding, each party waives any such immunity in any court of competent jurisdiction, and will not raise or claim or cause to be pleaded any such immunity at or in respect of any such suit or proceeding, including, without limitation, any immunity pursuant to the U.S. Foreign Sovereign Immunities Act of 1976, as amended.

22. Judgment Currency. The obligation of the Company in respect of any sum due to any Underwriter under this Agreement shall, notwithstanding any judgment in a currency other than U.S. dollars or any other applicable currency (the “Judgment Currency”), not be discharged until the first business day, following receipt by such Underwriter of any sum adjudged to be so due in the Judgment Currency, on which (and only to the extent that) such Underwriter may in accordance with normal banking procedures purchase U.S. dollars or any other applicable currency with the Judgment Currency; if the U.S. dollars or other applicable currency so purchased are less than the sum originally due to such Underwriter hereunder, the Company agrees, as a separate obligation and notwithstanding any such judgment, to indemnify such Underwriter against such loss. If the U.S. dollars or other applicable currency so purchased are greater than the sum originally due to such Underwriter hereunder, such Underwriter agrees to pay to the Company an amount equal to the excess of the U.S. dollars or other applicable currency so purchased over the sum originally due to such Underwriter hereunder.

23. Waiver of Jury Trial. The Company and the Underwriters hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

24. Counterparts. This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original but all such counterparts shall together constitute one and the same instrument.

25. Headings. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

If the foregoing correctly sets forth the agreement between the Company and the Underwriters, please indicate your acceptance in the space provided for that purpose below.

Very truly yours,

AZURE POWER GLOBAL LIMITED

By:
Name:
Title:

Accepted:

CREDIT SUISSE SECURITIES (USA) LLC
BARCLAYS CAPITAL INC.

For themselves and as Representatives of the several Underwriters named in Schedule IA hereto

CREDIT SUISSE SECURITIES (USA) LLC

By:
Name:
Title:

BARCLAYS CAPITAL INC.

By:
Name:
Title:

SCHEDULE IA

Underwriters	Number of Equity Shares of Firm Stock
Credit Suisse Securities (USA) LLC	5,920,000
Barclays Capital Inc.	3,256,000
HSBC Securities (USA) Inc.	2,090,500
SG Americas Securities, LLC	758,500
JMP Securities LLC	1,276,500
Roth Capital Partners, LLC	1,202,500
Janney Montgomery Scott LLC	296,000

Total	14,800,000

SCHEDULE II

PERSONS DELIVERING LOCK-UP AGREEMENTS

Significant Shareholders

CDPQ Infrastructure Asia Pte Ltd.

IFC GIF Investment Company I

International Finance Corporation

Helion Venture Partners II, LLC

Directors and Officers

Inderpreet Singh Wadhwa

Sushil Bhagat

Harkanwal Singh Wadhwa

Robert Kelly

Arno Harris

Surendra Kumar Gupta

Preet Sandhu

Mohor Sen

SCHEDULE III

ORALLY CONVEYED PRICING INFORMATION

1. The public offering price per equity share shall be $12.50.

2. The Company is selling 14,800,000 equity shares. The Company has granted an option to the Underwriters, severally and not jointly, to purchase up to an additional 1,200,000 equity shares.

SCHEDULE IV

ISSUER FREE WRITING PROSPECTUSES

Issuer Free Writing Prospectus dated October 4, 2018 filed with the Securities and Exchange Commission on October 4, 2018.

Issuer Free Writing Prospectus dated October 4, 2018 (pricing press release)

SCHEDULE V

WRITTEN TESTING-THE-WATERS COMMUNICATIONS

None.

Exhibit A

LOCK-UP LETTER AGREEMENT

Credit Suisse Securities (USA) LLC

As Representative of the several

Underwriters named in Schedule IA

to the Underwriting Agreement,

c/o Credit Suisse Securities (USA) LLC

Eleven Madison Avenue

New York, NY 10010

Ladies and Gentlemen:

The undersigned understands that you and certain other firms (the “Underwriters”) propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) providing for the purchase by the Underwriters of shares (the “Stock”) of Equity Shares, par value $0.01 per equity share (the “Equity Shares”), of Azure Power Global Limited, a public company limited by shares incorporated under the laws of Mauritius (the “Company”), and that the Underwriters propose to reoffer the Stock to the public (the “Offering”).

In consideration of the execution of the Underwriting Agreement by the Underwriters, and for other good and valuable consideration, the undersigned hereby irrevocably agrees that, without the prior written consent of Credit Suisse Securities (USA) LLC on behalf of the Underwriters, the undersigned will not, directly or indirectly, (1) offer for sale, sell, pledge, or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of) Equity Shares (including, without limitation, Equity Shares that may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission and Equity Shares that may be issued upon exercise of any options or warrants) or securities convertible into or exercisable or exchangeable for Equity Shares, (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of Equity Shares, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Equity Shares or other securities, in cash or otherwise, (3) make any demand for or exercise any right or cause to be filed a registration statement, including any amendments thereto, with respect to the registration of any Equity Shares or securities convertible into or exercisable or exchangeable for Equity Shares or any other securities of the Company, or (4) publicly disclose the intention to do any of the foregoing for a period commencing on the date hereof and ending on the 90th day after the date of the Prospectus relating to the Offering (such 90-day period, the “Lock-Up Period”).

The foregoing paragraph shall not apply to (a) transactions relating to Equity Shares or other securities acquired in the open market after the completion of the offering, (b) transfers by will or upon intestate succession, (c) transfers as bona fide gifts, sales or other dispositions of shares of any class of the Company’s capital stock, in each case that are made exclusively between and among the undersigned or members of the undersigned’s family or any trust for the direct or indirect benefit of the undersigned or the family of the undersigned, (d) sales or other dispositions to affiliates of the undersigned, including its partners (if a partnership), members (if a limited liability company), shareholders, stockholders, or any investment fund or other entity controlled by or under common control or management with the undersigned; provided that it shall be a condition to any transfer pursuant to clauses (c) and (d) that (i) the transferee/donee agrees to be bound by the terms of this Lock-Up Letter Agreement (including, without limitation, the restrictions set forth in the preceding sentence) to the same extent as if the transferee/donee were a party hereto, (ii) each party (donor, donee, transferor or transferee) shall not be required by law (including without limitation the disclosure requirements of the Securities Act of 1933, as amended (the Securities Act”), and the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) to make, and shall agree to not voluntarily make, any filing or public announcement of the transfer or disposition prior to the expiration of the 90-day period referred to above, and (iii) the undersigned notifies Credit Suisse Securities (USA) LLC at least two business days prior to the proposed transfer or disposition, (e) sales or transfers made pursuant to the Underwriting Agreement, if any, (f) if the undersigned is an individual, dispositions solely in connection with the “cashless” exercise of options (the term “cashless” exercise being intended to include the sale of a portion of the option shares or previously owned shares to the Company or in open market transactions to cover payment of the exercise price) for the purpose of exercising such options solely in the case of termination of employment or board service following death, disability or other than for cause (including sales in respect of tax liabilities arising from such exercise and sale) if such options would otherwise expire, provided that the restrictions of this Lock-Up Letter Agreement shall apply to any Equity Shares issued in connection with such exercise, (g) the exercise of warrants or the exercise of stock options granted pursuant to the Company’s stock option/incentive plans or otherwise outstanding on the date hereof; provided, that the restrictions shall apply to Equity Shares issued upon such exercise or conversion, (h) the establishment of any contract, instruction or plan that satisfies all of the requirements of Rule 10b5-1 (a “Rule 10b5-1 Plan”) under the Exchange Act; provided, however, that no sales of Equity Shares or securities convertible into, or exchangeable or exercisable for, Equity Shares, shall be made pursuant to a Rule 10b5-1 Plan prior to the expiration of the Lock-Up Period; provided further, that if any announcement or filing under the Exchange Act regarding the establishment of such Rule 10b5-1 Plan shall be required or made voluntarily by the undersigned, the Company or any other person prior to the expiration of the Lock-Up Period, such announcement shall include a statement that sales under the Rule 10b5-1 Plan will not occur until after the expiration of the Lock-Up Period, (i) transfers to the Company in connection with the repurchase of the undersigned’s Equity Shares issued pursuant to the company’s stock option/incentive plans or pursuant to agreements pursuant to which such Equity Shares were issued, (j) the transfer of the undersigned’s Equity Shares or any security convertible into or exercisable or exchangeable for Equity Shares that occurs by operation of law, such as pursuant to a qualified domestic order or in connection with a divorce settlement; provided, that the recipient of such transfer or distribution shall be subject to the restrictions set forth in this Lock-Up Letter Agreement, (k) the transfer to the Company of the undersigned’s securities convertible into Equity Shares in connection with the conversion of such securities;

provided that the Equity Shares received upon such conversion shall be subject to the restrictions set forth in this Lock-Up Letter Agreement, (l) sales, transfers or other dispositions pursuant to a bona fide third party tender offer, merger, consolidation or other similar transaction made to all holders of Equity Shares involving a change of control of the Company; provided that in the event that such tender offer, merger, consolidation or other transaction is not completed, the undersigned’s Equity Shares shall remain subject to the restrictions set forth in this Lock-Up Letter Agreement and (m) any demands or requests for, exercise any right with respect to, or take any action in preparation of, the registration by the Company under the Securities Act of the undersigned’s Equity Shares, provided that no transfer of the undersigned’s Equity Shares registered pursuant to the exercise of any such right and no registration statement shall be filed under the Act with respect to any of the undersigned’s Equity Shares during the Lock-Up Period.

In furtherance of the foregoing, the Company and its transfer agent are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Lock-Up Letter Agreement.

It is understood that, if the Company notifies the Underwriters that it does not intend to proceed with the Offering, if the Underwriting Agreement does not become effective, or if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Stock, the undersigned will be released from its obligations under this Lock-Up Letter Agreement.

The undersigned understands that the Company and the Underwriters will proceed with the Offering in reliance on this Lock-Up Letter Agreement.

Whether or not the Offering actually occurs depends on a number of factors, including market conditions. Any Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Underwriters.

This Lock-Up Letter Agreement shall automatically terminate upon the earliest to occur, if any, of (1) the date that the Company advises, in writing, the Underwriters, prior to the execution of the Underwriting Agreement, that it has determined not to proceed with the Offering, (2) the termination of the Underwriting Agreement before the sale of any Stock to the Underwriters or (3) October 31, 2018 in the event that the Underwriting Agreement has not been executed by that date.

[Signature page follows]

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Lock-Up Letter Agreement and that, upon request, the undersigned will execute any additional documents necessary in connection with the enforcement hereof. Any obligations of the undersigned shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

Very truly yours,

By:
Name:
Title:

Dated: _______________

EXHIBIT C-1

FORM OF OPINION OF U.S. COMPANY’S COUNSEL

October [•], 2018

Credit Suisse Securities (USA) LLC

Barclays Capital Inc.

as Representatives of the several Underwriters

c/o Credit Suisse Securities (USA) LLC

Eleven Madison Avenue

New York, New York 10010

c/o Barclays Capital Inc.

745 Seventh Avenue

New York, New York 10019

Ladies and Gentlemen:

We have acted as special United States counsel to Azure Power Global Limited, a company incorporated under the laws of Mauritius (the “Company”), in connection with the Company’s offering, pursuant to (i) a registration statement on Form F-3 (No. 333-222171) and (ii) a registration statement on Form F-3 (No. 333-227164), of equity shares, par value $0.000625 per share (the “Securities”). Such registration statements, each as amended as of its most recent effective date (October [•], 2018), insofar as it relates to the Securities (as determined for purposes of Rule 430B(f)(2) under the Securities Act of 1933, as amended (the “Securities Act”)), including the documents incorporated by reference therein, is herein called the “Registration Statements”; the related prospectus dated September 10, 2018, included in the registration statement on Form F-3 (No. 333-227164) filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act, including the documents incorporated by reference therein, is herein called the “Base Prospectus”; the preliminary prospectus supplement dated September 20, 2018, as filed with the Commission pursuant to Rule 424(b) under the Securities Act, including the documents incorporated by reference therein, is herein called the “Preliminary Prospectus Supplement”; and the related prospectus supplement dated October [•], 2018, as filed with the Commission pursuant to Rule 424(b) under the Securities Act, including the documents incorporated by reference therein, is herein called the “Final Prospectus Supplement.” The Base Prospectus and the Preliminary Prospectus Supplement together are herein called the “Pricing Prospectus,” and the Base Prospectus and the Final Prospectus Supplement together are herein called the “Final Prospectus.” This opinion letter is furnished to you pursuant to Section 8(d) of the underwriting agreement dated October [•], 2018 (the “Underwriting Agreement”) between the Company and the several underwriters named in Schedule IA thereto (the “Underwriters”).

In arriving at the opinions expressed below, we have reviewed the following documents:

(a)	an executed copy of the Underwriting Agreement;

(b)	the Registration Statements;

(c)	the Pricing Prospectus and the document listed in Schedule I hereto;

(d)	the Final Prospectus;

(e)	the certificate of Computershare Trust Company, N.A., as registrar and transfer agent for the securities, certifying due issuance and registration of the Securities; and

(f)	the documents delivered to you by the Company at the closing pursuant to the Underwriting Agreement.

In addition, we have made such investigations of law, as we have deemed appropriate as a basis for the opinions expressed below.

In rendering the opinions expressed below, we have assumed the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies. In addition, we have assumed and have not verified the accuracy as to factual matters of each document we have reviewed (including, without limitation, the accuracy of the representations and warranties of the Company in the Underwriting Agreement).

Based on the foregoing, and subject to the further assumptions and qualifications set forth below, it is our opinion that:

1. The Underwriting Agreement has been duly executed and delivered by the Company under the law of the State of New York.

2. The issuance and sale of the Securities to the Underwriters pursuant to the Underwriting Agreement do not, and the performance by the Company of its obligations in the Underwriting Agreement will not (a) require any consent, approval, authorization, registration or qualification of or with any governmental authority of the United States or the State of New York that in our experience normally would be applicable to general business entities with respect to such issuance, sale or performance, except such as have been obtained or effected under the Securities Act and the Securities Exchange Act of 1934, as amended (but we express no opinion relating to any state securities or Blue Sky laws), or (b) result in a violation of any United States federal or New York State law or published rule or regulation that in our experience normally would be applicable to general business entities with respect to such issuance, sale or performance (but we express no opinion relating to the United States federal securities laws or any state securities or Blue Sky laws).

3. The statements under the heading “Description of Share Capital” in the Final Prospectus, insofar as such statements purport to summarize certain provisions of the Securities, and the statements made in the Final Prospectus under the heading “Material Income Tax Considerations—U.S. Federal Income Tax Considerations,” insofar as such statements purport to summarize certain federal income tax laws of the United States, constitute a fair summary of the principal U.S. federal income tax consequences of an investment in the Securities.

4. Under the law of the State of New York relating to submission to jurisdiction, the Company has, pursuant to Section 20 of the Underwriting Agreement, (i) validly and irrevocably submitted to the personal jurisdiction of the U.S. federal and New York state courts in the Borough of Manhattan in The City of New York in any action arising out of or related to the Underwriting Agreement, (ii) to the fullest extent permitted by law validly and irrevocably waived any objection to the venue of a proceeding in any such court and (iii) validly appointed CT Corporation System as its initial authorized agent for the purpose described in Section 20 of the Underwriting Agreement; and service of process effected on such agent in any manner permitted by applicable law will be effective to confer valid personal jurisdiction over the Company in any such action.

5. No registration of the Company under the U.S. Investment Company Act of 1940, as amended, is required for the offer and sale of the Securities by the Company in the manner contemplated by the Underwriting Agreement and the Final Prospectus.

Insofar as the foregoing opinions relate to the validity, binding effect or enforceability of any agreement or obligation of the Company, (a) we have assumed that the Company and each other party to such agreement or obligation has satisfied those legal requirements that are applicable to it to the extent necessary to make such agreement or obligation enforceable against it (except that no such assumption is made as to the Company regarding matters of the federal law of the United States of America or the law of the State of New York that in our experience normally would be applicable to general business entities with respect to such agreement or obligation), (b) such opinions are subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and to general principles of equity, and (c) such opinions are subject to the effect of judicial application of foreign laws or foreign governmental actions affecting creditors’ rights.

We note that the designation in Section 20 of the Underwriting Agreement of any U.S. federal or New York state court in the Borough of Manhattan in The City of New York as the venue for any action arising out of or related to the Underwriting Agreement is (notwithstanding the waiver in Section 20 of the Underwriting Agreement) subject to the power of such court to transfer actions pursuant to 28 U.S.C. § 1404 (a) or to dismiss such action on the grounds that such federal court is an inconvenient forum for such action or proceeding.

We note that the enforceability of the waivers of immunity by the Company set forth in Section 21 of the Underwriting Agreement is subject to the limitations imposed by the Foreign Sovereign Immunities Act of 1976.

We express no opinion as to the subject matter jurisdiction of any United States federal court to adjudicate any action relating to the Underwriting Agreement where jurisdiction based on diversity of citizenship under 28 U.S.C. § 1332 does not exist.

The foregoing opinions are limited to the federal law of the United States of America and the law of the State of New York.

We are furnishing this opinion letter to you, as Representatives of the Underwriters, solely for the benefit of the Underwriters in their capacity as such in connection with the offering of the Securities. This opinion letter is not to be relied on by or furnished to any other person or used, circulated, quoted or otherwise referred to for any other purpose.    We assume no obligation to advise you, or to make any investigations, as to any legal developments or factual matters arising subsequent to the date hereof that might affect the opinions expressed herein.

Very truly yours,

CLEARY GOTTLIEB STEEN & HAMILTON LLP

By
Shuang Zhao, a Partner

Schedule I

1.	The issuer free writing prospectus dated October 4, 2018, as filed with the Commission on October 4, 2018.

2.	The issuer free writing prospectus dated October 4, 2018, as filed with the Commission on October […], 2018.

October [•], 2018

Credit Suisse Securities (USA) LLC

Barclays Capital Inc.

    as Representatives of the several Underwriters

Eleven Madison Avenue

New York, New York 10010

c/o Barclays Capital Inc.

745 Seventh Avenue

New York, New York 10019

Ladies and Gentlemen:

We have acted as special United States counsel to Azure Power Global Limited, a company incorporated under the laws of Mauritius (the “Company”), in connection with the Company’s offering, pursuant to (i) a registration statement on Form F-3 (No. 333-222171) and (ii) a registration statement on Form F-3 (No. 333-227164), of equity shares, par value $0.000625 per share (the “Securities”). Such registration statements, each as amended as of its most recent effective date (October [•], 2018), insofar as it relates to the Securities (as determined for purposes of Rule 430B(f)(2) under the Securities Act of 1933, as amended (the “Securities Act”)), including the documents incorporated by reference therein, is herein called the “Registration Statements”; the related prospectus dated September 10, 2018, included in the registration statement on Form F-3 (No. 333-227164) filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act, including the documents incorporated by reference therein, is herein called the “Base Prospectus”; the preliminary prospectus supplement dated September 20, 2018, as filed with the Commission pursuant to Rule 424(b) under the Securities Act, including the documents incorporated by reference therein, is herein called the “Preliminary Prospectus Supplement”; and the related prospectus supplement dated October [•], 2018, as filed with the Commission pursuant to Rule 424(b) under the Securities Act, including the documents incorporated by reference therein, is herein called the “Final Prospectus Supplement.” The Base Prospectus and the Preliminary Prospectus Supplement together are herein called the “Pricing Prospectus,” and the Base Prospectus and the Final Prospectus Supplement together are herein called the “Final Prospectus.” This letter is furnished to you pursuant to Section 8(d) of the underwriting agreement dated October [•], 2018 (the “Underwriting Agreement”) between the Company and the several underwriters named in Schedule IA thereto (the “Underwriters”).

Because the primary purpose of our professional engagement was not to establish or confirm factual matters or financial, accounting or statistical information, and because many determinations involved in the preparation of the Registration Statements, the Pricing Prospectus, the Final Prospectus and the document listed in Schedule I hereto are of a wholly or partially non-legal character or relate to legal matters outside the scope of our opinion letter to you of even date herewith, we are not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statements, the Pricing Prospectus, the Final Prospectus, or the document listed in Schedule I hereto (except to the extent expressly set forth in numbered paragraph 3 of our opinion letter to you of even date herewith, and we make no representation that we have independently verified the accuracy, completeness or fairness of such statements (except as aforesaid). We also are not passing upon and do not assume any responsibility for ascertaining whether or when any of the Pricing Prospectus, the Final Prospectus, or the document listed in Schedule I hereto was conveyed to any person for purposes of Rule 159 under the Securities Act.

However, in the course of our acting as special United States counsel to the Company in connection with its preparation of the Registration Statements, the Pricing Prospectus, the Final Prospectus and the document listed in Schedule I hereto (but excluding the documents incorporated by reference in each of them), we participated in telephone conversations with representatives of the Company, representatives of the Company’s Mauritius counsel, representatives of the independent public accountants for the Company, your representatives and representatives of your United States and Indian counsel, during which conversations the contents of the Registration Statements, the Pricing Prospectus, the Final Prospectus and the document listed in Schedule I hereto and related matters were discussed, and we reviewed the documents incorporated by reference in each of the Registration Statements, the Pricing Prospectus and the Final Prospectus and certain corporate records and documents furnished to us by the Company.

Based on our participation in such conversations and our review of such records and documents as described above, our understanding of the U.S. federal securities laws and the experience we have gained in our practice thereunder, we advise you that:

(a) The Registration Statements (except the financial statements and schedules and other financial data included therein, as to which we express no view), each as at the respective time it became effective, and the Final Prospectus (except as aforesaid), as of the date thereof, appeared on their face to be appropriately responsive in all material respects to the requirements of the Securities Act and the applicable rules and regulations thereunder.

(b) No information has come to our attention that causes us to believe that the Registration Statements (except the financial statements and schedules and other financial data included therein, as to which we express no view), each as at the respective time it became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(c) No information has come to our attention that causes us to believe that the Pricing Prospectus, considered together with the amount and the price to the public of the Securities on the front cover of the Final Prospectus and the document listed in Schedule I hereto (except in each case the financial statements and schedules and other financial data included therein, as to which we express no view), at [• pm] (New York City time) on October [•], 2018, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(d) No information has come to our attention that causes us to believe that the Final Prospectus (except the financial statements and schedules and other financial data included therein, as to which we express no view), as of the date thereof or hereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

We confirm to you that (a) based solely upon our review of the Notice of Effectiveness on the website of the Commission, the Registration Statements are effective under the Securities Act, and (b) based solely upon a review of filings on the website of the Commission, no stop order with respect thereto has been issued by the Commission, and to the best of our knowledge, no proceeding for that purpose has been instituted or threatened by the Commission.

We are furnishing this letter to you, as Representatives of the Underwriters, solely for the benefit of the Underwriters in their capacity as such in connection with the offering of the Securities. This letter is not to be relied on by or furnished to any other person or used, circulated, quoted or otherwise referred to for any other purpose. We assume no obligation to advise you, or to make any investigations, as to any legal developments or factual matters arising subsequent to the date hereof that might affect the views expressed herein.

Very truly yours,

CLEARY GOTTLIEB STEEN & HAMILTON LLP

By:
Shuang Zhao, a Partner

Schedule I

1.	The issuer free writing prospectus dated October 4, 2018, as filed with the Commission on October 4, 2018.

2.	The issuer free writing prospectus dated October 4, 2018, as filed with the Commission on October […], 2018.

EXHIBIT C-2

FORM OF OPINION OF INDIA UNDERWRITERS’ COUNSEL

October [•], 2018

Ref: [•]

Credit Suisse Securities (USA) LLC

Eleven Madison Avenue

New York, NY 10010

Barclays Capital Inc.

745 Seventh Avenue

New York, NY 10019

As the representatives of the several underwriters named in Schedule IA of the Underwriting Agreement referred to below

Re:

Offer of equity shares, par value US$0.000625 per equity share (the “Shares”, and such offer, the “Issue”) by Azure Power Global Limited, a company limited by shares, organized under the laws of Mauritius (the “Issuer”)

Ladies and Gentlemen:

This opinion is being delivered to you, in our capacity as counsel to the underwriters as to matters of Indian law in connection with the Issue, pursuant to Section 8(d) of the Underwriting Agreement dated October [•], 2018 (the “Underwriting Agreement”) between the Issuer and you, as the representatives of the Underwriters, for the purchase by the several underwriters (the “Underwriters”) listed in Schedule IA to the Underwriting Agreement, of an aggregate of [•] Shares of the Issuer, including an option to purchase up to [•] additional Shares.

For purposes of this letter, Azure Power India Private Limited is referred to as “Azure India”. Capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Underwriting Agreement.

1.	In rendering this opinion, we have examined and relied on originals or copies of the following:

(a)	the Registration Statement, the Pricing Disclosure Package, the Prospectus and the Underwriting Agreement; and

(b)

such other corporate documents and records furnished to us by Azure India and oral and written statements of officers and other representatives of the Issuer and Azure India as to the existence of certain factual matters.

2.	In rendering this opinion, we have assumed:

(a)

in relation to the documents that we have examined (a) that all such documents are within the capacity and powers of and have been validly authorized, executed and delivered by and are enforceable and binding on the parties thereto, in accordance with applicable laws;

and (b) that there are no facts or circumstances in existence and no events have occurred which render the documents void or voidable, or repudiated or frustrated, or capable of rescission for any reason, and in particular but without limitation by reason of the lack of consideration, default, fraud or misrepresentation;

(b)

the genuineness of all signatures, the authenticity and completeness of all documents submitted to us as originals and the conformity with the originals of all documents submitted to us as copies thereof and that each of the copies of the documents supplied are true, complete and accurate;

(c)	as to any other matters of fact material to the opinions expressed herein, we have relied upon oral or written statements of officers and other representatives of the Issuer or Azure India;

(d)	there are no agreements, letters or other arrangements having contractual effect modifying the terms or effect of the documents examined by us;

(e)

that any meeting of the shareholders or the board of directors of Azure India or a duly constituted committee thereof was duly constituted and a quorum was present throughout and the minutes of any such meeting are a correct and accurate record of the proceedings thereof and that such resolutions have not been amended or restricted and are in full force and effect and in passing such resolutions all provisions of the Companies Act (as defined below), and the memorandum and articles of association of Azure India were duly observed;

(f)	the due execution, validity and enforceability under the laws of the State of New York or other applicable foreign law of the Underwriting Agreement;

(g)

the Issue is being conducted as described, and in compliance with the conditions and terms set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus, and the Shares have not been, and will not be, offered or sold to the public or any member of the public in India.

Nothing has come to our attention that would indicate or that would cause us to believe that our assumptions or reliance set out above are not fully justified.

3.

In rendering this opinion, we have reviewed such laws of the Republic of India as we deemed relevant and necessary and as have been published and made publicly available (“Applicable Laws”), all of which are subject to change either prospectively or retroactively. Any such change may affect the conclusions stated herein. We have not made any investigation of, and do not express any opinion on, the laws of any jurisdiction, other than the laws of the Republic of India as applicable on the date of this opinion. Further, we have assumed that the Issuer has complied with all of provisions of applicable laws of all jurisdictions (other than India) in connection with the transactions contemplated by the Underwriting Agreement. For the avoidance of doubt, the term “Companies Act” in this opinion refers to the Companies Act, 2013, as amended (without reference to the provisions thereof that are yet to come into effect) and the sections of the Companies Act, 1956 that continue to remain in full force and effect.

4.

We express no opinion or belief as to the financial statements or other financial or accounting data derived therefrom, or any statistical data or any expert reports and opinion or data derived therefrom, included in, or incorporated by reference, into the Registration Statement, the Pricing Disclosure Package and the Prospectus.

5.

We have not conducted any searches in any official registry or with any public authorities in relation to any matter, including without limitation, any legal, governmental or regulatory proceedings pending in relation to Azure India or its subsidiaries and any licenses, consents, approvals and permits issued to Azure India or its subsidiaries. We do not express any opinion on or confirmation of, the title or saleable area or marketability of any immovable property for Azure India or its subsidiaries’ projects or offices, which are either owned or leased by Azure India or its subsidiaries included in the Registration Statement, Pricing Disclosure Package and the Prospectus.

6.

On the basis of, and subject to the foregoing, and having regard to such considerations of Indian law in force at the date of this opinion as we consider relevant and the qualifications set forth in paragraph 6 below, we are of the opinion that:

(a)	Azure India has been duly incorporated and is validly existing as a private limited company under the Companies Act, 2013.

(b)

The execution and delivery by the Issuer of, and the performance by the Issuer of its obligations under the Underwriting Agreement do not and will not contravene, result in any breach or violation of or constitute a default under any provision of (i) Applicable Laws or judgement of any court in India applicable to Azure India; or (ii) the memorandum of association and articles of association of Azure India; (iii) result in a conflict of breach of or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of Azure India pursuant to, any of the agreement(s) listed in Annexure A, that have been identified to us by Azure India as being material to the Issuer and Azure India; or (iv) any decree, judgement or order of any court or other agency of the Government of India that has been identified to us by Azure India as being applicable to and binding on Azure India, except for any such conflict, breach or violation under (i), (iii) or (iv) that would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the Issuer;

(c)

No consent or approval of any governmental or regulatory authority in India is required by the Issuer and no filing with any governmental or regulatory authority is required to be made by the Issuer for the performance of its obligations under the Underwriting Agreement.

(d)

The statements in the Registration Statement, the Pricing Disclosure Package and the Prospectus under the headings “Business – Government Regulations”, the fourth, fifth, sixth, seventh and eighth paragraphs of “Enforcement of Civil Liabilities” and “Taxation – Indian Taxation” insofar as such statements constitute summaries of documents or Indian legal matters, documents or proceedings referred to therein, fairly present and summarize the information called for with respect to such legal matters, documents and proceedings, in all material respects.

(e)

Except as set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus, subject to applicable provisions of the Foreign Exchange Management Act, 1999 and the rules and regulations issued thereunder, as amended, all dividends and other distributions that are legally declared and payable in respect of the equity shares of Azure India may be paid by Azure India to the holders thereof in Indian Rupees and, in the case of a holder thereof that is resident outside India, may be converted into foreign currency that may be freely transferred out of India without the necessity of obtaining any governmental or regulatory authorization in India and, except as disclosed under the heading “Taxation – Indian Taxation” in the Registration Statement, the Pricing Disclosure Package and the Prospectus, all such dividends and other distributions are not and will not be subject to withholding or other taxes under the laws and regulations of India.

(f)

No stamp duty or other duties, capital gains tax, income, withholding or other taxes, are payable to the Government of India or any political subdivision or taxing authority thereof by or on behalf of the Underwriters in connection with the issuance, sale and delivery of the Shares by the Issuer to or for the respective accounts of the Underwriters as set forth in each of the Pricing Disclosure Package and the Prospectus and pursuant to the terms of the Underwriting Agreement. The Underwriters may, however, be liable to pay taxes in India, including by way of tax deduction at source, as applicable, with respect to the income generated for themselves through any amounts, including fee or commission that may be deemed to be attributable to the Indian affiliates of the Underwriters in relation to the Issue.

This opinion is given as of the date hereof, and we express no opinion as to the effect of any change in the facts or law on which such opinions are based subsequent to the date hereof. We disclaim any obligation to advise you of any change in the facts or law occurring after the date of this opinion, which might affect this opinion.

This letter is addressed to you solely in your capacity as representatives of the Underwriters, for the Underwriters’ benefit in connection with the transactions contemplated by the Underwriting Agreement, and may not be relied upon by any other person without our consent (including any person or other entity that acquires the Shares from you other than an Underwriter’s successor in interest by means of merger, consolidation, transfer of business or a similar transaction), or used, circulated, quoted or referred to for any other purpose, without our specific prior written consent.

Sincerely,

Shardul Amarchand Mangaldas & Co

ANNEXURE A

1.	Employment Agreement, dated November 7, 2008, by and between Azure India and Inderpreet Singh Wadhwa.

Ref: [•]

October [•], 2018

Credit Suisse Securities (USA) LLC

Eleven Madison Avenue

New York, NY 10010

Barclays Capital Inc.

745 Seventh Avenue

New York, NY 10019

As the representatives of the several underwriters named in Schedule IA of the Underwriting Agreement referred to below

Re:

Offer of equity shares, par value US$0.000625 per equity share (the “Shares”, and such offer, the “Issue”) of Azure Power Global Limited, a company limited by shares, organized under the laws of Mauritius (the “Issuer”)

Ladies and Gentlemen:

This letter is being delivered to you, in our capacity as the counsel to the underwriters as to matters of Indian law in connection with the Issue, pursuant to the Underwriting Agreement dated October [•], 2018 (the “Underwriting Agreement”) among the Issuer and you, as the representatives of the Underwriters, for the purchase by the several underwriters (the “Underwriters”) listed in Schedule IA to the Underwriting Agreement, of an aggregate of [•] Shares of the Issuer, including an option to purchase up to [•] additional Shares.

For purposes of this letter, Azure Power India Private Limited is referred to as “Azure India”. Capitalized terms used herein and not otherwise defined have the meanings assigned to such terms in the Underwriting Agreement.

In rendering this letter, we have examined and relied on originals or copies of the following:

a.	the Registration Statement, the Pricing Disclosure Package, the Prospectus, the Underwriting Agreement; and

b.

such other corporate documents and records furnished to us by the Issuer and Azure India and oral and written statements of officers and other representatives of the Issuer and Azure India and others, as to the existence of certain factual matters.

Such identification and review is for the limited purpose of making the statements set forth in this letter and is not an expression of a view by us as to whether any such information has been conveyed to the investors generally or to any particular investor at any particular time or in any particular manner.

In connection with the Issue, we have participated in discussions with the representatives of the Issuer and Azure India, your representatives, United States counsel to you and to the Issuer, Mauritian counsel to the Issuer and the representatives of the independent accountants of the Issuer, during which discussions the contents of the Registration Statement, the Pricing Disclosure Package, the Prospectus and related matters were discussed. On the basis of the work referred to above, nothing has come to our attention that has caused us to believe that:

(i)

the Registration Statement, at the time it became effective, contained any untrue statement of a material fact or omitted (except information permitted to be omitted from the Registration Statement at such time pursuant to Rule 430B under the Securities Act of 1933) to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; or

(ii)

the Pricing Disclosure Package, as of the Applicable Time, contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; or

(iii)

the Prospectus, as of its date and as of the date hereof, contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of circumstances in which they were made, not misleading.

The limitations inherent in the independent verification of factual matters and the character of determinations involved in the preparation of the Registration Statement, the Pricing Disclosure Package and the Prospectus are such that we do not assume responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus, except as provided in paragraph 6(d) of our opinion to you dated the date hereof, and we have not made an independent check or verification thereof (except as aforesaid).

In addition, we express no view or belief in clauses (i), (ii) and (iii) above, with respect to the financial statements or other financial or accounting data derived therefrom included, as incorporated by reference, in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

This letter is addressed to you solely in your capacity as representatives of the Underwriters, for the Underwriters’ benefit in connection with the transactions contemplated by the Underwriting Agreement, and may not be relied upon by any other person without our consent (including any person or other entity that acquires the Shares from you other than an Underwriter’s successor in interest by means of merger, consolidation, transfer of business or a similar transaction), or used, circulated, quoted or referred to for any other purpose, without our specific prior written consent.

Sincerely,

Shardul Amarchand Mangaldas & Co

EXHIBIT C-3

FORM OF OPINION OF MAURITIUS COMPANY’S COUNSEL

CREDIT SUISSE SECURITIES (USA) LLC BARCLAYS CAPITAL INC. As representatives of the several Underwriters	Email mmoller@applebyglobal.com mkoomar@applebyglobal.com Direct Dial +230 203 4301

c/o CREDIT SUISSE SECURITIES (USA)LLC Eleven Madison Avenue New York, NY 10010	Tel +230 203 4300 Fax +230 210 8792
c/o Barclays Capital Inc. 745 Seventh Avenue New York, NY 10019	Your Ref Appleby Ref 429640.0011

Computershare Trust Company, N.A. Computer Inc. As transfer agent and registrar

Attn: Eliesee Guardiola c/o 250 Royall Street Canton MA 02021	[ ] 2018

Dear Sirs

INTRODUCTION

This opinion as to Mauritius law is addressed to you in connection with the sale to you and the several underwriters for whom you are acting as representatives (the “Underwriters”) by Azure Power Global Limited, a public company limited by shares incorporated under the laws of Mauritius (the “Company”), of [ ] equity shares (the “Shares”) of par value $0.000625 per equity share, pursuant to the Company’s prospectus supplement (the “Prospectus Supplement”) as amended or supplemented which is part of a registration statement on Form F-3 (the “ Prospectus”) filed with the U.S. Securities and Exchange Commission, Washington D.C 20549 under the U.S. Securities Act of 1933, as amended (the “Securities Act”), on 31 August 2018 (File No. 333-227164), and an underwriting agreement dated [ ] between you, as representatives of the several Underwriters and the Company (the “Underwriting Agreement”). This letter is being delivered to you pursuant to section 8(d) of the Underwriting Agreement.

OUR REVIEW

For the purposes of giving this opinion we have examined and relied upon the documents listed in Part 1 of Schedule 1 (the “Documents”).

For the purposes of giving this opinion we also have carried out the Company Search described in Part 2 of Schedule 1.

We have not made any other enquiries concerning the Company and in particular we have not investigated or verified any matter of fact or opinion (whether set out in any of the Documents or elsewhere) other than as expressly stated in this opinion.

Unless otherwise defined herein, capitalised terms have the meanings assigned to them in Schedule 1.

LIMITATIONS

Our opinion is limited to, and should be construed in accordance with, the laws of Mauritius at the date of this opinion. We express no opinion on the laws of any other jurisdiction.

This opinion is strictly limited to the matters stated in it and does not extend to, and is not to be extended by implication, to any other matters. We express no opinion as to the accuracy or correctness of the number of shares issued by the Company or any financial data or figures provided in the Prospectus or the Prospectus Supplement. We express no opinion on the commercial implications of the Documents or whether they give effect to the commercial intentions of the parties.

This opinion is addressed to you, as representatives of the Underwriters, in connection with the registration of Shares with the United States Securities and Exchange Commission and is not to be made available to, or relied on by any other person or entity, or for any other purpose nor quoted or referred to in any public document nor filed with any governmental agency or person, without our prior written consent, except as may be required by law or regulatory authority. Further, this opinion speaks as of its date and is strictly limited to the matters stated herein and we assume no obligation to review or update this opinion if applicable laws or the existing facts or circumstances should change.

ASSUMPTIONS AND RESERVATIONS

We give the following opinions on the basis of the assumptions set out in Schedule 2 (Assumptions), which we have not verified, and subject to the reservations set out in Schedule 3 (Reservations).

OPINIONS

1.

The Company is a global licence company incorporated with limited liability and existing under the laws of Mauritius and is a separate legal entity. The Company is in good standing with the Registrar of Companies.

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2.	The Company is a holder of a category 1 licence issued by the Financial Services Commission of Mauritius.

3.	The Company has the requisite capacity and power to enter into, execute and deliver the Underwriting Agreement to which it is a party and to perform its obligations under them.

4.	The Company has taken all necessary corporate action to authorise the execution and delivery of the Underwriting Agreement and the sale of the Shares pursuant to the Underwriting Agreement.

5.	The due execution and delivery by the Company of the Underwriting Agreement and the sale of the Shares pursuant to the Underwriting Agreement will not

(i)	contravene any provisions of the Constitutional Documents or

(ii)	violate or contravene any law or regulation of Mauritius.

6.

No consent, approval, licence or authorisation is required from any governmental, judicial or public body or authority in Mauritius in connection with the execution and delivery by the Company of the Underwriting Agreement or the sale of the Shares pursuant to the Underwriting Agreement.

7.

The chosen law (if any) in the Underwriting Agreement will be upheld as a valid choice of law by the courts of Mauritius and applied by them in proceedings in relation to the Underwriting Agreement provided that the point is specifically pleaded, the choice of those laws is bona fide and legal and not contrary to Mauritius public policy.

8.

The Company’s voluntary submission to the jurisdiction specified within the Underwriting Agreement would generally be recognised by the courts of Mauritius if such submission is legal, valid and binding under the laws of the relevant jurisdiction.

9.

The Shares to be issued and sold by the Company to the Underwriters under the Underwriting Agreement have been duly authorized and, upon payment and delivery in accordance with the Underwriting Agreement, will be validly issued, fully paid and non-assessable and free of pre-emptive rights.

10.	The Underwriting Agreement has been duly and validly authorized, executed and delivered by the Company.

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11.

The statements made in the Prospectus under the caption “Description of Share Capital”, insofar as they purport to constitute summaries of the terms of the Shares, constitute accurate summaries of the terms of the Shares.

12.

The statements made in the Prospectus under the caption “Enforceability of Civil Liabilities” insofar as they purport to constitute summaries of the terms of statutes, rules or regulations, legal and governmental proceedings or contracts and other documents, constitute accurate summaries of the terms of such statutes, rules and regulations, legal and governmental proceedings and contracts and other documents.

13.

The statements made in the Prospectus Supplement under the caption “Taxation”, insofar as they purport to constitute summaries of matters of Mauritius law and regulations or legal conclusions with respect thereto, constitute accurate summaries of the matters described therein.

Yours faithfully

Appleby

Bermuda ∎ British Virgin Islands ∎ Cayman Islands ∎ Guernsey ∎ Hong Kong ∎ Isle of Man ∎ Jersey ∎ London ∎ Mauritius ∎ Seychelles ∎ Shanghai ∎ Zurich

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SCHEDULE 1

Part 1

The Documents

1.	A scanned copy of the Underwriting Agreement.

2.	A scanned copy of the Prospectus and the Prospectus Supplement.

3.	A copy of the certificate of incorporation of the Company dated 2 February 2015.

4.	A copy of the constitution of the Company dated 17 October 2016.

5.

A copy of the Global Business Licence bearing the name of the Company dated 2 February 2015 and a confirmation from the company secretary of the Company that the Company has paid its annual fees for the renewal of the Global Business Licence for the period July 2018 to June 2019.

Items 1 -3 inclusive collectively referred to as the Constitutional Documents.

6.	A copy of the Certificate of Current Standing issued by the Registrar of Companies in respect of the Company.

7.

A copy of the written resolutions of the board of directors dated 19 December 2017, a copy of the extract of the minutes of the board meeting held on 6 August 2018, a copy of the written resolutions of the board of directors dated [ ] and a copy of the minutes of the shareholder meeting held on 31 August 2018 (the Resolutions).

8.	A copy of the list of the top holders of the Company.

9.	A copy of the Register of Directors.

10.	A copy of the Certificate of Incumbency dated 24 August 2018 issued by the company secretary of the Company in respect of the Company.

11.	A copy of the results of the Company Search.

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12.	A copy of the certificates issued by a director of the Company dated 19 December 2017 and 31 August 2018 respectively (the Director Certificates).

Bermuda ∎ British Virgin Islands ∎ Cayman Islands ∎ Guernsey ∎ Hong Kong ∎ Isle of Man ∎ Jersey ∎ London ∎ Mauritius ∎ Seychelles ∎ Shanghai ∎ Zurich

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Part 2

Searches

1.

A search of the entries and filings shown in respect of the Company on the file of the Company maintained in the Register of Companies at the office of the Registrar of Companies in Port Louis, Mauritius as revealed by a search conducted on 30 August 2018 (Company Search).

SCHEDULE 2

Assumptions

We have assumed:

1.	that
(i)	the originals of all documents examined in connection with this opinion are authentic and complete;

(ii)	the authenticity, completeness and conformity to original documents of all documents submitted to us as copies; and

(iii)	that each of the documents received by electronic means is complete, intact and in conformity with the transmission as sent;

2.	that there has been no change to the information contained in the Constitutional Documents;

3.

that the signatures and seals on all documents and certificates submitted to us as originals or copies of executed originals are genuine and authentic, and the signatures on all documents executed by the Company are the signatures of the persons authorised to execute the documents by the Company;

4.

that where incomplete documents, drafts or signature pages only have been supplied to us for the purposes of issuing this opinion, that the original documents have been completed and correspond in all material respects with the last version of the relevant documents examined by us prior to giving our opinion;

5.	that the Documents do not differ in any material respects from any drafts of the same which we have examined and upon which this opinion is based;

6.

that each of the parties (other than the Company under Mauritius law) is incorporated and in good standing (where such concept is legally relevant) under the laws which govern its capacity and has the capacity, power and authority, has fulfilled all internal authorisation procedures and completed all applicable filings and formalities, and has obtained all authorisations, approvals, consents, licences and exemptions required under the laws of any relevant jurisdiction to execute, deliver and perform its respective obligations under the Documents and the transactions contemplated thereby and has taken all necessary corporate and other action required and completed all applicable formalities required to authorise the execution of the Documents and the performance of its obligations under them;

7.	the due execution and delivery of the Documents by each of the parties thereto (other than the Company under Mauritius law);

8.	that each of the Documents is in the proper legal form to be admissible in evidence and enforced in the courts of the foreign jurisdiction by which they are governed;

9.

the Documents constitute, or when executed will constitute, legal, valid, binding and enforceable obligations of all parties thereto (other than for the Company under Mauritius law) in accordance with their governing law;

10.	that each party to which the Company purportedly delivered the Documents has actually received and accepted delivery of such Documents;

11.

that the obligations of all parties to the Documents are or will be recognised as legal, valid, binding and enforceable obligations of all parties to the Documents under all relevant laws (other than Mauritius) to which they are subject and that the choice of laws as the governing law of the Documents has been made in good faith and is valid and binding under the laws of all relevant jurisdictions (other than Mauritius);

12.

that, insofar as any obligation under the Documents is to be performed in any jurisdiction outside of Mauritius, its performance will be legal and effective in accordance with the law of any jurisdiction to which they are subject or in which they are respectively constituted and established;

13.

that no party to the Documents by having entered into and performing the transactions contemplated by the Documents will be in breach of any other agreement, deed, trust deed or licence to which it is a party or by which it is bound;

14.

the truth, accuracy and completeness of all representations and warranties or statements of fact or law (other than as to the laws of Mauritius and those matters upon which we have expressly opined) made in the Documents and any correspondence submitted to us;

15.

the accuracy, completeness and currency of the records and filing systems maintained at the public offices where we have searched or enquired or have caused searches or enquiries to be conducted, that such search and enquiry did not fail to disclose any information which had been filed with or delivered to the relevant body but had not been processed at the time when the search was conducted and the enquiries were made, and that the information disclosed by the Company Search is accurate and complete in all respect and such information has not been materially altered since the date and time thereof;

16.	that each transaction to be entered into pursuant to the Documents is entered into in good faith and for full value and will not have the effect of fraudulently preferring one creditor over another;

Bermuda ∎ British Virgin Islands ∎ Cayman Islands ∎ Guernsey ∎ Hong Kong ∎ Isle of Man ∎ Jersey ∎ London ∎ Mauritius ∎ Seychelles ∎ Shanghai ∎ Zurich

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17.	that
(i)	the Documents are in the form of the documents approved in the Resolutions,

(ii)

any meetings at which Resolutions were passed were duly convened and had a constituted quorum present and voting throughout and any unanimous resolutions passed in writing were adopted in accordance with the law and the Constitutional Documents,

(iii)	all interests of the directors on the subject matter of the Resolutions, if any, were declared and disclosed in accordance with the law and Constitutional Documents,

(iv)	the Resolutions and any Power of Attorney have not been revoked, amended or superseded, in whole or in part, and remain in full force and effect at the date of this opinion, and

(v)

the Directors of the Company have concluded that the entry by the Company into the Documents and such other documents approved by the Resolutions and the transactions contemplated thereby are bone fide in the best interests of the Company;

18.

that the Certificate of Incumbency accurately reflects the names of all Directors and Officers of the Company as at the date the Resolutions were passed or adopted, the date the Documents were executed and as at the date hereof;

19.

that there is no matter affecting the authority of the Directors to effect entry by the Company into the Documents including breach of duty, lack of good faith, not disclosed by the Constitutional Documents or the Resolutions, which would have any adverse implications in relation to the opinions expressed in this opinion;

20.

that the Company has entered into its obligations under the Documents in good faith for the purpose of carrying on its business and that, at the time it did so, there were reasonable grounds for believing that the transactions contemplated by the Documents would benefit the Company;

21.

that the entry into the Documents and carrying out each of the transactions referred to therein will not conflict with or breach any applicable economic, anti-money laundering, anti-terrorist financing or other sanctions;

22.

that no resolution to voluntarily wind up the Company has been adopted by the members and no event of a type which is specified in the Constitutional Documents as giving rise to the winding up of the Company (if any) has in fact occurred; and

Bermuda ∎ British Virgin Islands ∎ Cayman Islands ∎ Guernsey ∎ Hong Kong ∎ Isle of Man ∎ Jersey ∎ London ∎ Mauritius ∎ Seychelles ∎ Shanghai ∎ Zurich

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23.

that there are no matters of fact or law (excluding matters of Mauritius law) affecting the enforceability of the Documents that have arisen since the execution of the Documents which would affect the opinions expressed herein.

Bermuda ∎ British Virgin Islands ∎ Cayman Islands ∎ Guernsey ∎ Hong Kong ∎ Isle of Man ∎ Jersey ∎ London ∎ Mauritius ∎ Seychelles ∎ Shanghai ∎ Zurich

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Reservations

Our opinion is subject to the following:

1.

Enforcement: there is a way of ensuring that each party performs an agreement or that there are remedies available for breach. Notwithstanding that the obligations established by the Documents are obligations which courts of Mauritius would generally enforce, they may not necessarily be capable of enforcement in all circumstances in accordance with their terms. In particular, but without limitation:

(i)

enforcement and priority may be limited by laws relating to bankruptcy, insolvency, reorganisation, liquidation, court schemes, schemes of arrangements, moratoriums or other laws of general application relating to, or affecting the rights of, creditors generally;

(ii)

enforcement may be limited by the principles of unjust enrichment or by general principles of equity (for example equitable remedies such as the grant of an injunction or an order for specific performance may not be available where liquidated damages are considered an adequate remedy);

(iii)	claims may become barred by prescription or may be or become subject to defences of set-off, counterclaim, estoppel and similar defences;

(iv)

obligations to be performed outside Mauritius may not be enforceable in Mauritius to the extent that performance would be illegal or contrary to public policy under the laws of that foreign jurisdiction;

(v)	enforcement may be limited to the extent that matters which we have expressly assumed in this opinion will be done, have not been done;

(vi)	the enforcement of the obligations of the parties to the Documents may be limited by the law applicable to obligations held to have been frustrated by events happening after their execution;

(vii)	enforcement of obligations may be invalidated by reason of fraud, duress, misrepresentation or undue influence;

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(viii)

where the performance of payment obligations is contrary to the exchange control regulations of any country in whose currency such amounts are payable, such obligations may not be enforceable in Mauritius;

(ix)	any agreement that the Company will not exercise the powers reserved for exercise by the shareholders of the Company may constitute an unlawful fetter on those reserved powers;

(x)	matters of procedure on enforcement of the Documents and forum conveniens will be governed by and determined in accordance with the lex fori.

2.

Waiver of provisions of law: We express no opinion as the enforceability of any present or future waiver of any provision of law (whether substantive or procedural) or of any right or remedy which might otherwise be available presently or in the future under the Documents.

3.

Penalties: Any provision as to the payment of additional money consequent on the breach of any provision of a Document by any person expressed to be a party to it, whether expressed by way of penalty, additional or default interest, liquidated damages or otherwise, may be unenforceable if it could be established that such additional payment constitutes a penalty rather than a compensatory amount.

4.

Severability: Severability provisions contained in the Documents may not be binding and the question of whether or not provisions may be severed would be determined by the Mauritius courts at their discretion, having regard to such matters as whether a particular severance would accord with public policy or involve the courts in making a new contract for the parties.

5.

Determination: Notwithstanding the provisions of the Documents, a determination, designation, calculation or certificate of any party to the Documents, as to any matter provided for in such Documents might, in certain circumstances, be held in the Mauritius courts not to be final, conclusive or binding (for example, if it could be shown to have been fraudulent or erroneous on its face, manifestly inaccurate, made on an unreasonable or arbitrary basis or not to have been reached in good faith) and the Documents will not necessarily escape judicial enquiry into the merit of any claim by any party in that respect.

6.

Discretion: Where a party to the Documents is vested with a discretion or may determine a matter in its opinion or is given the right to determine a conclusive calculation or determination, the Mauritius courts, if called upon to consider the question, may require that such discretion be exercised reasonably or that such opinion be based upon reasonable grounds or may determine that such right is not finally binding.

Bermuda ∎ British Virgin Islands ∎ Cayman Islands ∎ Guernsey ∎ Hong Kong ∎ Isle of Man ∎ Jersey ∎ London ∎ Mauritius ∎ Seychelles ∎ Shanghai ∎ Zurich

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7.

Modification of documents: We express no view on any provision in any of the Documents requiring written amendments and waivers of any of the provisions of such Documents insofar as it suggests that oral or other modification, amendments or waivers could not be effectively agreed upon or granted by or between the parties or implied by the course of conduct of the parties.

8.	Limitations on liability: The effectiveness of any terms releasing or limiting a party from a liability or duty owed is limited by law.

9.	Jurisdiction: Where a Document provides for the submission to the exclusive or non-exclusive jurisdiction of the Mauritius courts, the court may decline to accept jurisdiction in any matter where:

(i)	it determines that some other jurisdiction is a more appropriate or convenient forum;

(ii)	another court of competent jurisdiction has made a determination in respect of the same matter; or

(iii)	litigation is pending in respect of the same matter in another jurisdiction.

10.

Concurrent proceedings: Proceedings may be stayed in Mauritius if concurrent proceedings in respect of the same matter are or have been commenced in another jurisdiction. Notwithstanding any provision in the Documents that all disputes arising under or in connection with the Documents should be brought before the competent court in the jurisdiction specified in the Documents, the Mauritius courts have discretion to refuse to stay proceedings in Mauritius if it is satisfied that it is just and equitable to do so and may grant leave to serve Mauritius proceedings outside of Mauritius.

11.

Foreign law: Relevant foreign law will not be applied by the Mauritius courts if it is not pleaded and proved, is not a bona fide and lawful choice of law, or it would be contrary to public policy for that law to be applied.

12.	Costs: A Mauritius court may refuse to give effect to any provisions of a Document in respect of costs of litigation brought before the Mauritius court.

13.

Preferences: A transaction by a debtor, including the grant of a charge over any property or undertaking of the debtor, may be set aside by the Supreme Court of Mauritius on the application of the Official Receiver or a liquidator where it is a voidable preference and was made within 2 years immediately before adjudication or commencement of the winding up. A charge may not be set aside where it secures money actually advanced or paid, or the actual price or value of

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property sold or supplied, or any other valuable consideration given in good faith, by the charge holder to the debtor at the time when, or at any time after, the charge was given. A charge or security may not be set aside where it is a substitute for an existing charge that was given by the debtor more than 2 years before the date of adjudication or the commencement of the winding up, except to the extent that (a) the amount secured by the substituted charge is greater than the amount that was secured by the existing charge; or (b) the value of the property subject to the substituted charge at the date of substitution was greater than the value of the property subject to the existing charge at that date.

14.

Presumption of insolvency: A transaction by a debtor, including the grant of a charge over any property or undertaking of the debtor, that is made within 6 months immediately before the debtor’s adjudication or the commencement of the winding up is presumed, unless the contrary is proved, to be made at a time when the debtor is unable to pay his due debts.

15.	Good standing: the Company has received a Certificate of Current Standing issued by the Registrar of Companies.

16.

Major transactions: Where the board of directors deems a transaction a major transaction within the meaning of section 130 of the Companies Act, shareholder approval by way of special resolution is required. Section 130 of the Companies Act defines a major transaction as

a)	the acquisition of, or an agreement to acquire, whether contingent or not, assets the value of which is more than 75 per cent of the value of the company’s assets before the acquisition;

b)

the disposition of, or an agreement to dispose of, whether contingent or not, assets of the company the value of which is more than 75 per cent of the value of the company’s assets before the disposition; or

c)

a transaction that has or is likely to have the effect of the company acquiring rights or interests or incurring obligations or liabilities the value of which is more than 75 per cent of the value of the company’s assets before the transaction.

17.

Director Certificates: With respect to this opinion, we have relied upon the statements and representations made to us in the Director Certificates provided to us and issued by a Director of the Company for the purposes of this opinion. We have made no independent verification of the matters referred to in the Director Certificates, and we qualify our opinion to the extent that the statements or representations made in the Director Certificates are not accurate in any respect.

Bermuda ∎ British Virgin Islands ∎ Cayman Islands ∎ Guernsey ∎ Hong Kong ∎ Isle of Man ∎ Jersey ∎ London ∎ Mauritius ∎ Seychelles ∎ Shanghai ∎ Zurich

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